As filed with the Securities and Exchange Commission on February __, 2006
                                           Registration No. 333-________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Cargo Connection Logistics Holdings, Inc.
                      (Name of Registrant in Our Charter)

             Florida                                     65-0510294
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                                                                                Jesse Dobrinsky
              600 Bayview Avenue                                                             600 Bayview Avenue
             Inwood, New York 11096                                                         Inwood, New York 11096
                 (516) 239-7000                                   4700                          (516) 239-7000
    (Address and telephone number of Principal        (Primary Standard Industrial    (Name, address and telephone number
Executive Offices and Principal Place of Business)     Classification Code Number)           of agent for service)

                 Copies to:
           Clayton E. Parker, Esq.                         Ronald S. Haligman, Esq.
 Kirkpatrick & Lockhart Nicholson Graham LLP      Kirkpatrick & Lockhart Nicholson Graham LLP
    201 S. Biscayne Boulevard, Suite 2000            201 S. Biscayne Boulevard, Suite 2000
             Miami, Florida 33131                            Miami, Florida 33131
          Telephone: (305) 539-3300                        Telephone: (305) 539-3300
          Telecopier: (305) 358-7095                      Telecopier: (305) 358-7095


Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                 CALCULATION OF REGISTRATION FEE
==================================  ======================  =====================  ======================  =====================
                                                               Proposed Maximum       Proposed Maximum              Amount
Title Of Each Class                         Amount              Offering Price           Aggregate            Of Registration
Of Securities To Be Registered         To Be Registered          Per Share(1)          Offering Price               Fee
----------------------------------  ----------------------  ---------------------  ----------------------  ---------------------
Common stock, par value $0.001          4,002,000,000(2)               $0.0034         $13,606,800.00             $1,601.52
per share
----------------------------------  ----------------------  ---------------------  ----------------------  ---------------------
TOTAL                                   4,002,000,000(2)               $0.0034         $13,606,800.00             $1,601.52
==================================  ======================  =====================  ======================  =====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February ___, 2006.

(2) Of these shares, 4,000,000,000 shares are being registered under convertible debentures and 2,000,000 shares are being registered underlying warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                                  Subject to completion, dated February __, 2006


                    CARGO CONNECTION LOGISTICS HOLDINGS, INC.
                      4,002,000,000 shares of Common Stock


      This prospectus relates to the sale of up to 4,002,000,000 shares of Cargo Connection Logistics Holdings, Inc. ("Cargo Connections" or the "Company") common stock by Montgomery Equity Partners, Ltd. Please refer to "Selling Stockholder" beginning on page 9. Cargo Connection is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Cargo Connection did, however, receive proceeds from the sale of secured convertible debentures. All costs associated with this registration will be borne by Cargo Connection.

      The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On February 2, 2006, the last reported sale price of our common stock was $0.0034 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CRGO." These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholder is Montgomery Equity Partners, Ltd., who intends to sell up to 4,002,000,000 shares of common stock, of which 4,000,000,000 shares are underlying secured convertible debentures and 2,000,000 shares are underlying a warrant.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      These securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 3.

      The information in this prospectus is not complete and may be changed. This selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

      No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is ________, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................2
RISK FACTORS..................................................................3
FORWARD-LOOKING STATEMENTS....................................................8
SELLING STOCKHOLDER...........................................................9
USE OF PROCEEDS..............................................................11
PLAN OF DISTRIBUTION.........................................................12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................13
DESCRIPTION OF BUSINESS......................................................20
MANAGEMENT...................................................................23
PRINCIPAL STOCKHOLDER........................................................27
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
    COMMON EQUITY AND OTHER STOCKHOLDER MATTERS..............................28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................29
DESCRIPTION OF CAPITAL STOCK.................................................30
EXPERTS  33
LEGAL MATTERS................................................................33
AVAILABLE INFORMATION........................................................33
FINANCIAL STATEMENTS........................................................F-i
PART II  ..................................................................II-1
AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
    THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK........................A1-1
EXHIBIT A...................................................................A-1

                               PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   Our Company

      On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) became a public entity operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services via the complementary services these companies offer to its customers.

      Cargo  Connection  Logistics  Corp.  and  Mid-Coast  Management,  Inc. are
providers of logistics solutions for global partners through its network of branch locations and independent agents in North America. We are predominately a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies. We select and hire the transportation services to manage our customers' needs through approved contract carriers. A core competency is specializing in time-definite transportation which offers our customers expedited, dedicated and exclusive use vehicles. Exclusive use services require pinpoint and time sensitive coordination for those customers that require it.

      Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. also provide a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations. These operations can provide pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and recovery of goods damaged in transit. "Our variable cost business model allows us to be flexible and adapt to changing economic and industry conditions. We also keep our personnel and other operating expenses as variable as possible. We believe that our decentralized branch network is a major competitive advantage which allows our customers to better use available capacity from Ocean and Air Carriers. Our network of offices supports our core strategy of serving customers locally nationally and globally. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. This is very important facet in logistics because it is so dynamic and market-driven based upon available capacity. Both companies are dedicated to providing our customers with premium services that can be customized to meet the individual needs of our customers and are flexible enough to cope with an ever-changing business environment. With these two organizations operating in tandem, in addition to the functions that we are already providing, we are expanding into new markets.

                                    About Us

      Our principal executive offices are located at 600 Bayview Avenue, Inwood, New York 11096. Our telephone number is (516) 239-7000 and fax number is (516) 239-0411.

                                  THE OFFERING

      This offering relates to the sale of common stock by one selling stockholder, Montgomery Equity Partners, Ltd., who intends to sell up to 4,000,000,000 shares of common stock underlying secured convertible debentures and 2,000,000 shares of common stock underlying a warrant.

      There is an inverse relationship between our stock price and the number of shares to be issued under the secured convertible debentures that we previously issued to Montgomery Equity Partners, Ltd. That is, as our stock price declines, we would be required to issue a greater number of shares under the secured convertible debentures. This inverse relationship is demonstrated by the following tables, which show the number of shares to be issued under the secured convertible debentures at a recent market price of $0.0034 per share and 25%, 50% and 75% discounts to the recent price.

Potential Shares To Be Issued To Montgomery Equity Partners, Ltd.


-------------------------------------------------------------------------------------------------
Market Price:                         $0.0034          $0.0026          $0.0017           $0.0009
Purchase Price:                       $0.0026          $0.0020          $0.0013           $0.0007
No. of Shares(1):                 903,846,154    1,175,000,000    1,807,692,308     3,357,142,857
No. of Shares Outstanding(2):   1,505,655,334    1,776,809,180    2,409,501,488     3,958,952,037
Percent Outstanding(3):                60.03%           66.13%           75.02%            84.80%
-------------------------------------------------------------------------------------------------

(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Montgomery Equity Partners, Ltd. under the secured convertible debentures at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Montgomery Equity Partners, Ltd. under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Common Stock Offered                           4,002,000,000 shares by selling stockholder

Offering Price                                 Market price

Common Stock Outstanding Before the Offering   601,809,180 shares as of February 2, 2006

Use of Proceeds                                We will not receive any proceeds of the shares offered by
                                               the selling stockholder.  The proceeds we received from the sale of the secured convertible debentures to Montgomery
                                               Equity Partners, Ltd. was used for general working capital purposes. See "Use of Proceeds."

Risk Factors                                   The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and
                                               "Dilution."

Over-the-Counter Bulletin Board Symbol         CRGO

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          Risks Related To Our Business

There Is Substantial Doubt About Our Ability To Continue As A Going Concern

      During the year ended December 31, 2004, Cargo Connection incurred a net loss of $852,362 and during the year ended December 31, 2003, had net income of $100,314. In addition, as of December 31, 2004, our total current liabilities exceeded our total current assets by $1,617,491. During the nine months ended September 30, 2005, Cargo Connection incurred a net loss of $2,918,945. In addition, as of September 30, 2005, our total current liabilities exceeded our total current assets by 3,158,337. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Cargo Connection's attainment of profitable operations is dependent upon obtaining adequate debt and equity financing and achieving a level of revenue adequate to support our cost structure. Management plans to raise additional equity capital and continue to develop its products; however, these plans may not be successful and we may be forced to curtail or cease our business operation.

All Of Our Assets Are Pledged To Secure Certain Debt Obligations, Which We Could Fail To Repay

      Pursuant to secured convertible debentures, dated as of December 30, 2005, in the principal amount of $2,350,000 issued to Montgomery Equity Partners, Ltd., we were required to secure such secured convertible debentures' repayment with substantially all of Cargo Connection's assets. In the event we are unable to repay the secured convertible debentures, we could lose all of our assets and be forced to cease our operations.


We Will Require Significant Additional Financing To Sustain Our Operations And Without It We Will Not Be Able To Continue Operations

      At December 31, 2004 we had a working capital deficit of approximately $1,617,500. At September 30, 2005, we had a working capital deficit of approximately $3,158,000. The Report of our Independent Registered Public Accounting Firm for the year ended December 31, 2004, includes an explanatory paragraph to their audit opinion stating that our losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. For the years ended December 31, 2004 and 2003, we had a net loss of $852,362 and net income of $100,314, respectively. We currently do not have sufficient financial resources to fund our operations. Therefore, we need substantial additional funds to continue these operations and pay certain existing obligations. Should the financing we require to sustain our working capital needs be unavailable, or prohibitively expensive when we require it, we would be forced to curtail or cease our business operations.


Existing Shareholders will Experience Significant Dilution from Issuance of Shares Pursuant to the Conversion of Our Secured Convertible Debentures Issued to Montgomery Equity Partners, Ltd. and Any Other Equity Financing

      The issuance of shares pursuant to the conversion of our secured convertible debentures issued to Montgomery Equity Partners, Ltd. or any other future equity financing transaction will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue pursuant to the conversion of our secured convertible debentures issued to Montgomery Equity Partners, Ltd. If our stock price is lower, then our existing stockholders would experience greater dilution. We cannot predict the actual number of shares of common stock that will be issued pursuant to the issuance of our secured convertible debentures or any other future equity financing transaction, in part, because the conversion price of the debentures will fluctuate based on prevailing market conditions.

Our Common Stock Is Deemed To Be "Penny Stock," Subject To Special Requirement And Conditions And May Not Be A Suitable Investment

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.


We Rely On Management And Research Personnel, The Loss Of Whose Services Could Have A Material Adverse Effect Upon Our Business

      We rely principally upon the services of our senior executive management, and certain key employees, the loss of whose services could have a material adverse effect upon our business and prospects. Competition for appropriately qualified personnel is intense. Our ability to attract and retain highly qualified senior management are believed to be an important element of our future success. Our failure to attract and retain such personnel may, among other things, limit the rate at which we can expand operations and achieve profitability. There can be no assurance that we will be able to attract and retain senior management and key employees having competency in those substantive areas deemed important to the successful implementation of our plans, the inability to do so or any difficulties encountered by management in establishing effective working relationships among them may adversely affect our business and prospects. Currently, we do not carry key person life insurance for any of our executive management, or key employees.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

      Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock in November and December, 2005 and January 2006 was 7,738,068, 5,839,327 and 17,611,719, respectively. The high and low bid price of our common stock since May 2005 has been $.031 and $.002, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

We May Be Unable To Manage Growth

      Successful implementation of our business strategy requires us to manage our growth. Growth could potentially place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      o     Establish definitive business strategies, goals and objectives.

      o     Maintain a system of management controls and procedures.

      o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

      If we fail to manage our growth effectively, our business, financial condition or operating results possibly could be materially harmed and, consequentially, our stock price could decline.

Competition

      The transportation and logistics services industry is highly competitive. The Company competes against other integrated logistics companies and third party carriers offering logistics services. The Company also competes with truck lines for the services of fleet contractors and drivers. Competition is based primarily on freight rates, quality of service, reliability, transit times and scope of operations. Several other logistics companies, third party brokers and numerous carriers have substantially greater financial and other resources and are more established than the Company. Additionally, the Company competes against carriers' internal sales forces and shippers' transportation departments. Many of our competitors have substantially greater financial resources than the Company. The Company also encounters competition from regional and local air freight forwarders and carriers, cargo sales agents and brokers, surface freight forwarders and carriers, and associations of shippers organized for the purpose of consolidating their members' shipments to obtain lower freight rates from carriers. Deregulation has also increased competitive pressures on pricing. The intense competition to which the Company is subject could materially adversely affect the Company's operating margins.

Reliance On Independent Agents

      The Company presently relies in small part upon the services of independent agents to market its transportation services, to act as intermediaries with customers and to provide services on behalf of the Company. Although the Company believes its relationship with its agents is satisfactory, there can be no assurance that the Company will continue to be successful in retaining its agents or that agents who terminate their contracts can be replaced by other equally qualified companies. Because the agents occasionally have the primarily relationship with customers, some customers could be expected to terminate their relationship with the Company if a particular agent were to terminate his or her relationship with the Company.

Characteristics Of The Logistics Industry

      As a participant in the logistics services industry, the Company's business is dependent upon a number of factors including the availability of transportation equipment and warehousing and distribution facilities at cost-effective rates and on reasonable terms and conditions. Such services and facilities are often provided by independent third parties. Shortages of cargo space are most likely to develop in and around the holiday season as well as in those exceptionally heavy transportation lanes. Shortages in available space could also be triggered by economic conditions, transportation strikes, regulatory changes and other factors beyond the control of the Company. The future operating results of the Company could be materially adversely affected by significant shortages of suitable cargo space and associated increases in rates charged by providers of such cargo space. In addition, if the Company were unable to secure sufficient equipment or attract and retain sufficient personnel, drivers and owner-operators to meet is customers' needs, its results of operations could be materially adversely affected. Finally, the Company's operating results would be materially adversely affected if the Company's production would be limited to transportation-based services which are typically lower margin and subject to greater competitive pressures than logistic services.

Vulnerability To Economic Conditions

      The Company's future operating results may be dependent on the economic environments in which it operates. Demand for the Company's services could be materially adversely affected by economic conditions in the industries of the Company's customers. Interest rate fluctuations, economic recession, customer's business cycles, availability of qualified drivers, changes in fuel prices and supply, increases in fuel or energy taxes and the transportation costs of third party carriers are all economic factors over which the Company has little or no control. Increased operating expenses incurred by transportation carriers can be expected to result in higher transportation costs, and the Company's operating margins would be materially adversely affected if it were unable to pass through to its customers the full amount of increased transportation costs. Economic recession or a downturn in customers' business cycles, particularly in industries in which the Company has a large number of customers, could also have a material adverse effect on the Company's operating results due to reduced volume of loads shipped. The Company expects that demand for the Company's services (and, consequently, its results of operations) will continue to be sensitive to domestic economic conditions and other factors beyond its control.

Government Regulation

      The Company's operations are subject to various state, local, federal and foreign regulations that in many instances require permits and licenses. In 1996, responsibility for oversight of motor carriers, brokers and freight forwarders was assumed by the Surface Transportation Board (the "STB") and the Federal Highway Administration (the "FHWA") both of which are part of the Department of Transportation (the "DOT"). The FHWA prescribes qualifications for acting in this capacity, including certain surety bonding requirements. The Company's motor carrier operations are subject to safety regulations of the FHWA related to such matters as hours of service by drivers, equipment inspection and equipment maintenance. The Company is also a common carrier and a contract motor carrier regulated by the STB and various state agencies. The Company is subject to various U.S. environmental laws.

      Any violation of the laws and regulations discussed above could increase claims and/or liability, including claims for uninsured punitive damages. Violations also could subject the Company to fines or, in the event of a serious violation, suspension, revocation or operating authority or criminal penalties. All of these regulatory authorities have broad powers generally governing activities such as authority to engage in motor carrier operations, rates and charges, and certain mergers, consolidations and acquisitions. Although compliance with these regulations has not had a material adverse effect on the Company's operations or financial condition in the past, there can be no assurance that such regulations or changes thereto will not materially adversely impact the Company's operations in the future.

      Certain federal officials have announced that they are considering implementing increased security measures with respect to cargo. There can be no assurance as to what, if any, regulations will be adopted or what, if adopted, their ultimate effect on the Company will be. Failure of the Company to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's operating authorities.

Pick-Up And Delivery Claims Exposure

      The Company utilizes the services of a significant number of drivers in connection with its local pick-up and delivery operations as well as over-the-road transportation needs. From time to time such drivers are involved in accidents. Although most of these drivers are independent contractors, there can be no assurance that the Company will not be held liable for the actions of such drivers. The Company currently carries, or requires its independent owner-operators to carry, liability insurance in varying amounts, depending on the State and which operations are being conducted, for each such accident. However, there can be no assurance that claims against the Company will not exceed the amount of coverage. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims or workers' compensation claims, or unfavorable resolutions of claims, the Company's operating results and financial condition could be materially adversely affected. In addition, significant increases in insurance costs could reduce the Company's profitability.

There Is A Limited Public Market For Our Common Stock And Our Stockholder May Be Unable To Liquidate Their Shares

      Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, Stockholder may be unable to liquidate their shares.

                         Risks Related To This Offering

Future Sales By Our Stockholder May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 601,809,180 shares of common stock outstanding as of February 2 2006; 351,231,415 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining shares of common stock which will be held by existing Stockholder, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Issuance Of Shares Pursuant to the Conversion of Secured Convertible Debentures

      The issuance of shares pursuant to the conversion of our secured convertible debentures will have a dilutive impact on our stockholders.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue pursuant to the conversion of these debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

Pursuant To The Terms Of Our Secured Convertible Debentures Montgomery Equity Partners, Ltd. Can Convert Into Shares Of Common Stock Less Than The Then-Prevailing Market Price Of Our Common Stock

      The common stock to be issued pursuant to the terms of our secured convertible debentures will be issued at the lesser of (i) $0.0025 per share or
(ii) 75% of the lowest closing bid price of our common stock for a ten (10) trading day period. Based on this discount, Montgomery Equity Partners, Ltd. will have an incentive to sell immediately to realize the gain on the discount. These discounted issuances could cause the price of our common stock to decline, based on increased selling of Cargo Connection's common stock.

The Selling Stockholder Intends To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholder intends to sell in the public market up to 4,002,000,000 shares of common stock being registered in this offering. That means that up to 4,002,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               SELLING STOCKHOLDER

      The following table presents information regarding the selling stockholder. The selling shareholder is an entity that has provided financing to Cargo Connection. A description of the selling shareholder's relationship to Cargo Connection and how it acquired the shares to be sold in this offering is detailed in the information immediately following this table.

--------------------------------------------------------------------------------------------------------------------------
                                                                   Percentage of                             Percentage of
                                                                    Outstanding                               Outstanding
                                                                       Shares                                    Shares
                                                                    Beneficially             Shares           Beneficially
                                           Shares Beneficially      Owned Before       to be Sold in the      Owned After
Selling Stockholder                       Owned Before Offering     Offering(1)             Offering            Offering
-------------------                       ---------------------     ------------       -----------------      -----------
Montgomery Equity Partners, Ltd.               29,488,650(2)                 4.9%       4,002,000,000(3)               0%
Total                                             29,488,650                 4.9%          4,002,000,000               0%
                                               =============                 ===        ================               ==

(1) Applicable percentage of ownership is based on 601,809,180 shares of common stock outstanding as of February 2, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 2, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of 29,488,650 shares of common stock that may be received upon conversion of secured convertible debentures that are exercisable within 60 days of February 2, 2006. However, the terms of the debentures provide that in no event shall Montgomery Equity Partners, Ltd. be entitled to convert the debentures for a number of shares which, upon giving effect to the exercise, would cause the aggregate number of shares beneficially owned by Montgomery Equity Partners, Ltd. and its affiliates to exceed 4.99% of the outstanding shares of Cargo Connection following such conversion.

(3) Includes up to 4,000,000,000 shares of common Stock that could be acquired by Montgomery Equity Partners, Ltd. pursuant to the conversion of secured convertible debentures and 2,000,000 shares of common stock that could be acquired by Montgomery Equity Partners, Ltd. pursuant to the exercise of a warrant.

      The following information contains a description of each selling shareholder's relationship to Cargo Connection and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholder have held a position or office, or had any other material relationship, with Cargo Connection, except as follows:

Shares Acquired In Financing Transactions With Cargo Connection

      There are certain risks related to sales by Montgomery Equity Partners, Ltd., including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Montgomery Equity Partners, Ltd. including is issued shares, the greater chance that Montgomery Equity Partners, Ltd. gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Montgomery Equity Partners, Ltd. sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Montgomery Equity Partners, Ltd. to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Montgomery Equity Partners, Ltd. sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

Montgomery Equity Partners, LP

      On December 30, 2005, the Company completed a financing agreement for $2,350,000 with Montgomery Equity Partners, Ltd. pursuant to which the Company issued secured convertible debentures. Under the terms of the agreement, at Closing, the Company received the initial traunch of the funding in the amount of $1,750,000 with the balance of $600,000 to be funded two (2) days prior to the filing of a registration statement with the Securities and Exchange Commission. The Company issued to Montgomery Equity Partners, Ltd., a secured convertible debenture in the amount of $1,750,000 with a 10% interest rate and a maturity date of December 28, 2007. The debentures are secured by substantially all of the Company's assets pursuant to a Security Agreement, dated December 30, 2005. The debentures are convertible into shares of common stock of the Company at the lesser of (a) $0.0025 or (b) seventy-five percent (75%) of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, of the ten
(10) trading days immediately preceding the conversion date. The conversion price may be adjusted pursuant to the other terms of the debenture. The Company simultaneously issued to Montgomery five year warrants to purchase 2,000,000 shares of the Company's common stock which are exercisable at an exercise price of $0.001.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by a certain selling stockholder. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive the proceeds from the sale of secured convertible debentures to Montgomery Equity Partners, Ltd.

                              PLAN OF DISTRIBUTION

      The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Cargo Connection expects the selling stockholder to pay these expenses. We have agreed to indemnify Montgomery Equity Partners, Ltd. and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,600, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $10,900. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder. We did, however, receive proceeds from the sale of secured convertible debentures to Montgomery Equity Partners, Ltd.

      The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholder is distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

      On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) became a public entity operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services via the complementary services these companies offer to its customers.

      Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. are providers of logistics solutions for global partners through its network of branch locations and independent agents in North America. We are predominately a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies. We select and hire the transportation services to manage our customers' needs through approved contract carriers. A core competency is specializing in time-definite transportation which offers our customers expedited, dedicated and exclusive use vehicles. Exclusive use services require pinpoint and time sensitive coordination for those customers that require it.

      Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. also provide a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations. These operations can provide pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and recovery of goods damaged in transit. "Our variable cost business model allows us to be flexible and adapt to changing economic and industry conditions. We also keep our personnel and other operating expenses as variable as possible. We believe that our decentralized branch network is a major competitive advantage which allows our customers to better use available capacity from Ocean and Air Carriers. Our network of offices supports our core strategy of serving customers locally nationally and globally. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. This is very important facet in logistics because it is so dynamic and market-driven based upon available capacity. Both companies are dedicated to providing our customers with premium services that can be customized to meet the individual needs of our customers and are flexible enough to cope with an ever-changing business environment. With these two organizations operating in tandem, in addition to the functions that we are already providing, we are expanding into new markets.

Results Of Operations

      Nine Month Period Ended September 30, 2005, As Compared To The Nine Month Period Ended September 30, 2004

      Revenues from operations for the nine months ended September 30, 2005 were $10,592,400 compared with $13,406,929 for the nine months ended September 30, 2004. The decrease in revenue was specifically due to the change in our Container Freight Station operations run under the Mid-Coast Management subsidiary. See subsequent two paragraphs for details.

      In specific, revenues generated from the operations of our Cargo Connection Logistics Corp. division for the nine months ended September 30, 2005 were $9,306,512 compared with $9,306,829 for the nine months ended September 30, 2004 for the trucking operation. This represents no increase in gross revenue over the same time period. While flat in total transportation revenue was due to
(a) an increase in core service offering and client acceptance of those offerings, (b) expansion of the Atlanta-Miami (southern route) to include Charlotte, Raleigh-Durham and Greensboro service areas, and (c) various expansion into related business lines and contract based freight relationships. While flat, the company has managed to replace business generated from two key customers in 2004 with other business customers in 2005.

      Conversely, revenues generated from the operations in our Mid-Coast Management, Inc. division for the nine months ended September 30, 2005 were $1,285,888 compared with $4,100,099 for the nine months ended September 30, 2004 for the Container Freight Operations. This reflects a decrease in revenue of $2,814,811 or sixty eight percent (68%) over the same time period for the previous year. The reason for the decrease is due to a change in the business relationship with a major customer. Under its prior relationship, Mid-Coast was restricted in obtaining new customers in certain markets whereas a result of this change caused a loss of revenues. Mid-Coast presently is approved to look for new customers in those markets. Due to seasonality Mid-Coast expects to regain a portion of the lost revenues.

      Selling, general and administrative expenses increased to $4,951,253 for the nine months ended September 30, 2005 from $4,950,965 for the nine months ended September 30, 2004. The $288 increase in selling, general and administrative expenses as a percentage of revenue is primarily the result of increased consulting and professional fees associated with a change in payroll expenses (reductions in our Mid-Coast division and increases in trucking sales personnel).

      The net result of these efforts was an increase in loss from operations before other income (expense) of $1,968,416 for the nine months ended September 30, 2005 compared to income from operations of $342,452 for the nine months ended September 30, 2004.

      Interest and financing expense amounted to $1,083,117 for the nine months ended September 30, 2005 versus $148,972 for the nine months ended September 30, 2004.

      This $934,145 increase is primarily due to two reasons. The first reason is due to the associated interest and beneficial financing costs for the note conversions on the Company. In addition there is an increase in interest expense and fees for charges incurred through Cargo Connection's factor for a customer which was determined to be uncollectible by the factor upon the customer's bankruptcy filing in December of 2004.

      The net effect is a net loss for the nine months ended September 30, 2005 of $2,918,945 compared to a net profit of $299,788 for the nine months ended September 30, 2004. The increase in the net loss of $3,218,733 is primarily due to an increase in administrative costs of $377,595 along with an increase of approximately $934,145 in financing expenses (see above), a decrease of direct operating expenses of $503,947 on Cargo Connection associated with a decrease in revenue generated by the Mid-Coast operation due to the change in business.

      Three Month Period Ended September 30, 2005, As Compared To The Three Month Period Ended September 30, 2004

      In comparing the operations for the third quarter (three months ended September 30, 2005) to the third quarter of 2004 (three months ended June 30,
2005) we show total revenue of $3,833,413 versus $5,101,322 for those quarters. The decrease in revenue was due in large part to the change in our Container Freight Station operations. The reason more specifically relates to a change in the business relationship with a major customer for Mid-Coast Management.

      Selling, general and administrative expenses decreased to $1,263,313 for the three months ended September 30, 2005 from $1,592,952 for the same three month period ended September 30, 2004. This was primarily a result in the scale back of personnel and travel expenses due to the change in business during this quarter of the year.

      The net result of these efforts was a decrease in loss from operations before other income (expense) of $262,910 for the three months ended September 30, 2005 compared to income from operations of $372,530 for the three months ended September 30, 2004. The reason for the decrease is due in large part to a change in the business relationship with a major customer and the additional business genereated from that relationship.

      Interest and financing expense amounted to $906,587 for the three months ended September 30, 2005 versus $52,274 for the nine months ended September 30, 2004. The primary reason for the increase is due to the associated interest and beneficial financing costs for the note conversions on the Company. In addition there is an increase in interest expense and fees for charges incurred through Cargo Connection's factor for a customer which was determined to be uncollectible by the factor upon the customer's bankruptcy filing in December of 2004.

      The Company had a net loss for the three months ended September 30, 2005 of $1,118,096 compared to a net profit of $350,545 for the same three month period ended September 30, 2004. The increase in the net loss is primarily due to an increase in administrative costs along with an increase in financing expenses, a decrease of direct operating expenses on Cargo Connection associated with a decrease in revenue generated by the Mid-Coast operation due to the change in business.

      Year Ended December 31, 2004, As Compared To The Year Ended December 31, 2003

      Gross revenue for Cargo Connection Logistics Corp. and Mid-Coast Management for the year ending December 31, 2004 was $18,343,972 versus $12,355,016 for the same period ending December 31, 2003. Direct operating expenses for year ending 2004 was $11,662,030 versus direct operating expenses of $6,257,238 for the year ending 2003.

      Selling, general and administrative expenses amounted to $7,602,536 for the twelve months ended December 31, 2004 compared to $6,314,738 for the same twelve month period ended December 31, 2004.

      The net result of these efforts was an increase in loss from operations before other income (expense) of $920,594 for the twelve months ended December 31, 2004 compared to a loss from operations of $216,960 for the same twelve month period ended December 31, 2003. However, the net loss was $852,362 versus a profit of $100,314 for the twelve month periods ended December 31, 2004 and 2003, respectively.

Liquidity And Capital Resources

      The Company had less unrestricted funds as of September 30, 2005 versus 2004 ($22,145 versus $349,984). As a result of the reverse merger associated with the Highgate financing and the subsequent sales of preferred stock, the Company has been able to infuse close to $1 million to sustain operations and the additional costs of becoming a public entity associated with the inheritance of additional accounts payable through the reverse merger.

      The working capital deficiency of approximately $3,158,000 as of September 30, 2005 versus approximately $1,617,500 as of December 31, 2004, is due to:

      1. A change in the revenue stream from our Mid-Coast subsidiary. One of Mid-Coast's major customers changed their business model. This negatively impacted Mid-Coast's revenue stream, which had fees that were tied to an estimated per usage of services fee, thereby subjecting Mid-Coast to seasonality.

      2. A note (and its reduction) that was established with our factor to pay-off the receivable financing due from one of Cargo Connection's customers (Air Cargo, Inc.) having filed for bankruptcy protection. The receivable for that client was approximately $800,000, of which 60% has been reserved. The note established with the factor was in the amount of $523,120 which has been reduced on a daily basis since December 2004 as has been satisfied.

      3. In addition, there were also amounts due to the contractors that serviced the Air Cargo, Inc. account for approximately $400,000 for which payments are being made.

      Additionally, as a result of the reverse merger, the company assumed a negative working capital position as of May 12, 2005, of $1,671,876 from Championlyte Holdings. The cash used in operating activities was $(1,835,353). Cash provided by investing activities and financing activities was $1,761,869. For the most part these two activities have offset one another for the nine months period ended September 30, 2005.

      The Company was able to receive additional funds for the businesses through outside sources. They have been through the sale of preferred stock, use of a credit line [$100,000] and through the continuance of accounts receivable factoring. The sale of preferred stock brought in approximately $500,000. Cargo Connection uses a factoring arrangement which allows the Company to take advances on its receivables, thereby making cash for operations more readily available. Cash is advanced on recoursed receivables at 90% within 48 hours. In addition, in October, 2005, certain officers of the Company loaned $75,000 to the Company and is collateralized through a convertible note at an interest rate of 15%. The Company entered into a short-term loan in the amount of $100,000 from certain officers of the Company at a premium rate of 10% and is payable on demand.

      On December 30, 2005, the Company completed a financing agreement for $2,350,000 with Montgomery Equity Partners, Ltd. pursuant to which the Company issued secured convertible debentures. Under the terms of the agreement, at Closing, the Company received the initial traunch of the funding in the amount of $1,750,000 with the balance of $600,000 to be funded two (2) days prior to the filing of a registration statement with the Securities and Exchange Commission. The Company issued to Montgomery Equity Partners, Ltd., a secured convertible debenture in the amount of $1,750,000 with a 10% interest rate and a maturity date of December 28, 2007. The debentures are secured by substantially all of the Company's assets pursuant to a Security Agreement, dated December 30, 2005. The debentures are convertible into shares of common stock of the Company at the lesser of (a) $0.0025 or (b) seventy-five percent (75%) of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, of the ten
(10) trading days immediately preceding the conversion date. The conversion price may be adjusted pursuant to the other terms of the debenture. The Company simultaneously issued to Montgomery five year warrants to purchase 2,000,000 shares of the Company's common stock which are exercisable at an exercise price of $0.001.

Going Concern

      The Company incurred a net loss in the year ended December 31, 2004 and has had a working capital deficiency at September 30, 2005, totaling $3,158,337. The Company has devoted its efforts to increasing revenues, achieving profitability, and obtaining long-term financing and raising equity.

      The Company's consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. Management is seeking various types of additional funding such as issuance of additional common or preferred stock, additional lines of credit, or issuance of subordinated debentures or other forms of debt will be pursued. The funding will assist in alleviating the Company's working capital deficiency and increase profitability. However, it is not possible to predict the success of management's efforts to achieve profitability. Also, there can be no assurance that additional funding will be available when needed or, if available, that its terms will be favorable or acceptable. If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Company becomes unable to continue as a going concern.

      Our available cash at September 30, 2005 was $22,145. In addition there is an additional $164,181 in escrowed funds being held by Cargo Connection's factor used to assist in the payment of transportation costs.

      Convertible notes at September 30, 2005, consist of promissory notes to an investment fund, Advantage Fund I, LLC, and four investment companies Alpha Capital AG, Gamma Opportunity Capital Partners, L.P., Cornell Capital Partners, LLP and Highgate House, LLC. Some of the owners of the investment fund are also shareholders of the Company.

      On December 30, 2005, the Company completed a financing agreement for $2,350,000 with Montgomery Equity Partners, Ltd. pursuant to which the Company issued secured convertible debentures. Under the terms of the agreement, at Closing, the Company received the initial traunch of the funding in the amount of $1,750,000 with the balance of $600,000 to be funded two (2) days prior to the filing of a registration statement with the Securities and Exchange Commission. The Company issued to Montgomery Equity Partners, Ltd., a secured convertible debenture in the amount of $1,750,000 with a 10% interest rate and a maturity date of December 28, 2007. The debentures are secured by substantially all of the Company's assets pursuant to a Security Agreement, dated December 30, 2005. The debentures are convertible into shares of common stock of the Company at the lesser of (a) $0.0025 or (b) seventy-five percent (75%) of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, of the ten
(10) trading days immediately preceding the conversion date. The conversion price may be adjusted pursuant to the other terms of the debenture. The Company simultaneously issued to Montgomery five year warrants to purchase 2,000,000 shares of the Company's common stock which are exercisable at an exercise price of $0.001.

Future Outlook

In recent months the Company has gone through changes, from its industry focus, change in Management as well as a corporate name change that have all been done for the future. We believe that the Company's core focus should be on the transportation and logistics industry and those businesses and needs that it complements. The first entry into this industry was through the acquisition of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc.

      Management believes that these companies give the Company a solid base in becoming a partner of the logistics community. Cargo Connection is capable of being a domestic transportation partner for those international companies who require assistance throughout the United States. Mid-Coast has the facilities to assist companies with their freight by either holding the freight in their bonded facilities or possibly sorting freight for the client while the goods are clearing customs in its customs approved container freight stations. The Company will be looking at other areas to become involved in that complement the needs of the industry. One of these entities that we are partnering in is Independent Transportation Group (ITG). ITG has the ability to attract independent contractors and other carriers to perform work on behalf of Cargo Connection Logistics and Mid-Coast. The primary goal of the new division is to assist the Company in increasing the size and scope of its driver fleet, while offering agents comprehensive packages for medical insurance, profit sharing plans, as well as other benefits. In addition, in an effort to cure some of Mid-Coast's financial condition, Mr. David Quach has joined the Cargo Connection team to enhance business that should utilize the Mid-Coast facilities. Mr. Quach brings experience in dealing with emerging growth companies developing Pacific Rim relationships. These additional enhancements will require additional financing for us and there can be no assurances that we will obtain any of the additional financing needed to accomplish our plans. If we are unable to secure additional financing to complete our restructuring and implement our plans, we will have to rethink our timeframes to accomplish the business model we are setting out. We have also entered into a joint venture with American River International, Ltd., an international and domestic freight forwarding company with a network of agents throughout the United States and around the world. The agreement provides Cargo Connection with access to the required international licenses and certifications that will be necessary to service the business potentially derived from Overseas. It will also provide the Company with customs brokerage service in the event their customers are not currently utilizing a U.S. Customs Broker. American River Logistics is also CTPAT certified.

Critical Accounting Policies

      We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the Financial Statements. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Certain of the estimates and assumptions required to be made relate to matters that are inherently uncertain as they pertain to future events. While management believes that the estimates and assumptions used were the most appropriate, actual results could differ significantly from those estimates under different assumptions and conditions.

      The following is a description of those accounting policies believed by management to require subjective and complex judgments which could potentially affect reported results.

Revenue Recognition And Accounts Receivable

      Trucking revenue and related direct costs are recognized on the date freight is delivered by the company to the customer and collectibility is reasonably assured. Warehousing services revenues are recognized upon the completion of services. Costs related to such revenue are included in direct operating expenses.

      Accounts receivable are recorded at the outstanding amounts net of the allowance for doubtful accounts. Estimates are used in determining our allowance for doubtful accounts based on historical collections experience, current economic trends and a percentage of our accounts receivable by aging category. In determining these percentages, we look at historical write-offs of our receivables. We also look at the credit quality of our customer base as well as changes in our credit policies. We continuously monitor collections and payments from our customers. While credit losses have historically been within expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we have in the past. Our net income is directly affected by management's estimate of the collectibility of accounts receivable.

Long-Lived Assets

      On a periodic basis, management assesses whether there are any indicators that the value of its long-lived assets may be impaired. An asset's value is considered impaired only if management's estimate of current and projected operating cash flows (undiscounted and without interest charges) of the asset over its remaining useful life is less than the net carrying value of the asset.

      Such cash flow projections consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying amount of the asset would be written down to an amount to reflect the fair value of the asset.

      We are required to make subjective assessments as to whether there are impairments in the value of our long-lived assets and other investments. Our net income is directly affected by management's estimate of impairments.

      Deferred Income Taxes

      Determining the consolidated provision for income tax expense, income tax liabilities and deferred tax assets and liabilities involves judgment. We record a valuation allowance to reduce our deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. We have considered future taxable income and prudent and feasible tax planning strategies in determining the need for a valuation allowance. A valuation allowance is maintained by the Company due to the impact of the current year's net operating loss (NOL). In the event that we determine that we would not be able to realize all or part of our net deferred tax assets, an adjustment to the deferred tax assets would be charged to net income in the period such determination is made.

      Likewise, if we later determine that it is more likely than not that the net deferred tax assets would be realized, and then the previously provided valuation allowance would be reversed. Our current valuation allowance relates predominately to benefits derived from the utilization of our NOL's.

      Discount On Debt

      The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and the detachable warrants, where applicable, and has recorded the discount on the debt instrument due to a beneficial conversion feature as a deferred charge. This deferred charge is being amortized to interest expense over the life of the related debt instruments where the conversion option is not immediate. For debt instruments having conversion features whereby the holder can convert at any time, the deferred charge is recorded as interest expense in the period proceeds are received.

Recently Issued Accounting Pronouncements

      In December 2004, the FASB revised SFAS No. 123, Share-Based Payment. This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company has not yet determined the method of adoption or the effect of adopting SFAS No. 123R, and the Company has not determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under SFAS No. 123.

      In March 2005, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations". FIN 47 clarifies that an entity must record a liability for a "conditional" asset retirement obligation if the fair value of the obligation can be reasonably estimated. The provision is effective no later than the end of the fiscal year ending after December 15, 2005. We do not believe adoption of FIN 47 will have a material effect on our consolidated financial position, results of operations or cash flows.

      In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154 ("SFAS No. 154"), "Accounting Changes and Error Corrections." SFAS No. 154 requires restatement of prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Also, SFAS No. 154 requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of FAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

      On July 14, 2005, FASB issued its Exposure Draft, "Accounting for Uncertain Tax Positions", which is a proposed interpretation to FASB Statement No. 109, "Accounting for Income Taxes." This proposed interpretation would require an enterprise to recognize, in its financial statements, the best estimate of the impact of a tax position. In evaluating whether the probable recognition threshold has been met, this proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The term probable is used in this proposed interpretation consistent with its use in FASB Statement No. 5, "Accounting Contingencies", to mean "the future event or events are likely to occur." Individual tax positions that fail to meet the probable recognition threshold will generally result in either (a) a reduction in the deferred tax asset or an increase in a deferred tax liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund receivable. The impact may also include both
(a) and (b). The proposed interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005. The initial recognition of the effect of applying the proposed interpretation would be a cumulative effect of a change in accounting principle. The comment period for the proposed interpretation ends on October 28, 2005. The Company is currently evaluating the impact of the Exposure Draft on its consolidated financial position results of operations or cash flows.

                             DESCRIPTION OF BUSINESS

Our Business

      On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) became a public entity operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services via the complementary services these companies offer to its customers.

      Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. are providers of logistics solutions for global partners through its network of branch locations and independent agents in North America. We are predominately a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies. We select and hire the transportation services to manage our customers' needs through approved contract carriers. A core competency is specializing in time-definite transportation which offers our customers expedited, dedicated and exclusive use vehicles. Exclusive use services require pinpoint and time sensitive coordination for those customers that require it. Revenues for these services account for approximately 30% of total transportation revenue. Our management estimates the expedited market in the United States will be in excess of 2 billion dollars per years, growing as manufacturers shift even more to just-in-time inventories and leaner supply chains. We believe our footprint within the expedited transportation services niche and our complete understanding of the supply chain will give us opportunities to expand at a substantial rate for the foreseeable future.

      In addition to the expedited business we will be extending our operating authority and insurance to smaller companies that have their own customers along with their own base of operations. This sector of the business is referred to within the industry as "agents." Agents typically have an office from which they operate and control between two million and five million dollars worth of business. Cargo Connection Logistics Corp., through its systems, would provide these agents with insurance, authority and back office functionality to assist them in operating their business. Typically, an agent will pay the company between 13 and 18 percent of the gross revenue depending upon the particular customer base, their credit worthiness and the support that the customers will require from the company. This portion of the business generally will add trucks to our fleet. However, these trucks must meet all of the standards that the company uses as a benchmark from its safety department. We would expect the revenue from each agent to be between 5 and 7 percent net revenue to the company.

      Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. also provide a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations. These operations can provide pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and recovery of goods damaged in transit. "Our variable cost business model allows us to be flexible and adapt to changing economic and industry conditions. We also keep our personnel and other operating expenses as variable as possible. We believe that our decentralized branch network is a major competitive advantage which allows our customers to better use available capacity from Ocean and Air Carriers. Our network of offices supports our core strategy of serving customers locally nationally and globally. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. This is very important facet in logistics because it is so dynamic and market-driven based upon available capacity.

      Both companies are dedicated to providing our customers with premium services that can be customized to meet the individual needs of our customers and are flexible enough to cope with an ever-changing business environment. With these two organizations operating in tandem, we are able to target a gross profit of 15% of gross revenue. In addition to the functions that we are already providing, we are expanding into new markets.

      Our gross revenues are down as well as our net income for the first nine months, ended September 30, 2005. Historically 40% of Cargo Connection's revenues were earned in the first seven months and 60% of its revenues were earned during the latter five months of the year. Cargo Connection is on track with last year's revenue for trucking operations and it has increased its customer base over the past year. Mid-Coast, however, needs to generate sales for its division and cultivate new customers for its services. Although there is no assurance that the company will achieve the same results as predicted from past history, management has implemented its business plan to assure that the Companies moves in a forward direction to continue in these business segments.

Competition

      Our competition is from companies like Forward Air and EGL Airfreight. While we currently look more like Forward Air then EGL Airfreight, we are moving toward the EGL Airfreight model. We are working on negotiating joint ventures that could provide the Company with additional licenses to provide us with the capabilities to provide our customers with a full service solution to their supply chain needs. While we compete with Forward Air on our Expedited L-T-L service that we provide from our facilities that go airport to airport, we also use many outside vendors and independent contractors to control the number of assets the company needs to maintain.

      In addition, our warehouse operations have integration into our transportation system which allow complete tracking of cargo from arrival into the United States through the United States Customs clearance process. Once the cargo has cleared customs the directions for distribution can be sent via any mode of communications (EDI, E MAIL, FAX or VOICE). These services maybe provided by Cargo Connection or a third party that the customer has chosen. The integration of the transportation and warehouse systems provide our customers with complete visibility to their goods through the entire import process.

      Once we begin our overseas operations, which we expect to be during the 2nd quarter of 2006, the visibility of freight will begin once the goods exit the factory, assuming the customer will provide us with visibility to that information. We could provide these services today through the world wide web.

Government Regulation

      Our company operates under the guidance of the Federal Department of Transportation, United States Customs and the TSA. We maintain our United States Customs records at each of the facilities. We have an internal Safety Department that works closely with an outside firm that audits and confirms our records for the DOT and each of the States through which we operate.

Employees

      As of February 2, 2006, we employed 85 full time employees.

Description Of Property

      We currently utilize the following properties:

-----------------------------------------------------------------------------------------------------------------
Inwood, New York (Corporate)       80,000 Total Square Feet of which        18,400 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
-----------------------------------------------------------------------------------------------------------------

Atlanta, Georgia                   27,520 Total Square Feet of which        4,120 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
-----------------------------------------------------------------------------------------------------------------

Columbus, Ohio                     52,000 Total Square Feet of which        7,360 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
-----------------------------------------------------------------------------------------------------------------

Miami, Florida                     36,480 Total Square Feet of which        5,470 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
-----------------------------------------------------------------------------------------------------------------
Pittsburgh, Pennsylvania           7,500 Total Square Feet
-----------------------------------------------------------------------------------------------------------------
Charlotte, North Carolina          60,000 Total Square Feet
-----------------------------------------------------------------------------------------------------------------
Bensenville, Illinois              92,000 Total Square Feet of which        20,000 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
-----------------------------------------------------------------------------------------------------------------

Legal Proceedings

      The Company is party to a number of legal actions, which are not material to operations. We will state the actions that have occurred with regard to the Company or its Subsidiaries as they have been ongoing and will need to be finalized in the near future.

      On July 1, 2003, Championlyte Holdings, Inc. received a letter from the attorney for Diabetes Research Institute Foundation, Inc. providing formal notice of termination of a license agreement. Championlyte Holdings, Inc. entered into a settlement agreement with Diabetes Research in 2004. The Company has not heard further from the Diabetes Research Institute and has taken the position that this obligation has been satisfied.

      Atico International USA, Inc. ("Atico") claims that Championlyte Holdings, Inc. owes it a total of approximately $160,873 pursuant to an agreement dated February 27, 2002. Management of Championlyte Holdings, Inc. believed that the Company may have counterclaims that are capable of assertion against Atico which may operate as a set off to the claims of Atico. Although litigation has been threatened by Atico, the Company and Atico have been engaged in good faith settlement negotiations since on or about September 2003. Due to the uncertainty, risks, and costs associated with a possible contentious litigation proceeding, we are currently attempting to amicably resolve this dispute with Atico. No definitive settlement agreement has been reached with Atico at this time. The Company has not heard from Atico and has taken the position that this obligation has been satisfied.

      On July 27, 2005, the Company was served with a Summons brought on behalf of Beverage House, Inc. in the amount of $71,247 plus default interest, costs and attorney's fees. On October 17, 2005, Beverage House, Inc. obtained a Default Final Judgment for $76,087 (including costs and interest) against the Company in Beverage House, Inc. v. Cargo Connection Logistics Holding, Inc. as Successor in Interest of Old Fashioned Syrup Co., and Marc A. Palazzo as personal guarantor, Case No. 05-11178- CACE11 (Florida Circuit Court, Broward County). The Company has mediated this case and settlement is pending..

      Cargo Connection is a plaintiff in the U.S. Bankruptcy Court for the District of Maryland with other non-related entities to obtain amounts due from Air Cargo Inc. ("ACI"), a trade creditor, totaling approximately $786,000 who has filed for relief under the U.S. Bankruptcy Code Chapter 11. In addition, there are lawsuits in other courts against ACI's customers to collect amounts relating to the customers who owe monies to ACI. Cargo Connection was also named as a third party defendant by ACI in its cause of action against Air France. That proceeding has been resolved through the mediation process. A final order is pending.

                                   MANAGEMENT

Officers And Directors

      The following table sets forth the names, ages, and titles of each of our directors and executive officers as of January 26, 2006.

Name                  Age              Position
------------------    ---              ----------------------------------------
Jesse Dobrinksy       49               President, Chief Executive Officer
                                       and Director

Scott Goodman         46               Chief Financial Officer, Chief Operating
                                       Officer, Secretary and Director

John L. Udell         50               Vice President

      All Directors of the Company will hold office until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. None of our Directors currently receive any form of cash compensation for their participation on the Company's Board of Directors.

      The officers of the Company are appointed by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, or until they shall resign or have been removed.

      No individual on our Board of Directors possesses all of the attributes of an audit committee financial expert and no one on our Board of Directors is deemed to be an audit committee financial expert. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

Biographical Information

      Jesse Dobrinsky, President, Chief Executive Officer and Director. Jesse was raised and educated in New York. Jesse has been an entrepreneur all of his life. While working his way through college, Jesse worked as an assistant pharmacist and an assistant manager for Edison Brothers Shoes. In mid-1978 he and an associate opened a retail stereo shop called Sounds Incredible. They grew this business until the sales volume was in excess of one (1) million dollars per year. In 1981, Jesse was enticed into a family restaurant business where he spent the next year building up the business.

      In 1982, Jesse was given the opportunity to open a sales agency for a group of Midwestern meat haulers. This company was called Coast Dispatch, Inc. It was started in a small office in Manhattan and its focus was to sell westbound freight from the Northeastern portion of the United States. As this business grew, the customers began to inquire about trucks to haul freight throughout the country. In early 1983 Coast Dispatch, Inc. became an irregular route common carrier. Over the next twelve years Coast Dispatch, Inc. grew to over 40 company trucks and ten million dollars in sales.

      In 1995 Landstar Inway approached Jesse and asked him to open an Air-Freight Division for the Landstar group. This division was called Cargo Connection Logistics. With Jesse at the helm the company grew from less then three million dollars in sales in 1996 to over five million dollars in sales in 1997. In late 1997, Landstar Inway was directed to refocus on their core business and to disband any business that was not related to that core business. In 1997, Cargo Connection Logistics became a non-owned division of ARL and in 1998, did in excess of eight million dollars in sales. In 1999 the sales volume exceeded twelve million dollars and Cargo Connection Logistics became the largest non-owned division of ARL.

      Scott Goodman, Chief Financial Officer, Chief Operating Officer, Secretary and Director. Scott holds a Bachelor of Science Degree in Business Administration with a major in accounting from Northeastern University. He also obtained his MBA from Adelphi University with majors in International Business and Corporate Finance.

      Scott began his career with Norman Goldstein Associates where his primary duties were as Controller for NGA and as Director of Operations for its subsidiary company, E & N Plastics. It was at this company that Scott began to travel the world. In 1983, Scott joined M. Blumenthal Graphics, a New York City printing house, as Controller and later as Director of Operations.

      In 1988, Scott went to work for Lafayette Precision Products. As Controller and Director of Purchasing, Scott was responsible for overseeing and managing the installation and implementation of a new computer system. In addition, he was very involved with developing new procedures for purchasing, inventory control and financial reporting. When Reichel & Drews bought the company and ultimately moved the operation to their headquarters in Itasca, IL in 1990, Scott went to work for Landes Marketing. At Landes Marketing Scott held dual positions as their Vice President and General Manager. He joined them in order to restructure their financial debt and reduce costs after heavy losses were sustained by the Landes family. Landes was a leader in the marketing and distribution of silver-plated tabletop and giftware. It was in this position that Scott began to develop a deeper understanding of the import business. One of the vendors Scott became intimate with was Ben Forman & Sons. In 1992, when Landes Marketing was being sold, Scott went to work for Ben Forman & Sons where he was responsible for the financial area of the multi-million dollar manufacturing company. He was also responsible for the company's related real-estate ventures.

      In 1995 Scott Goodman met Jesse Dobrinsky. In late 1995 he went to work for Coast Dispatch, Inc. as its CFO. In 1996 Scott joined Jesse Dobrinsky at Cargo Connection Logistics, where they went to work for Landstar Inway.

      With Jesse Dobrinsky as President, Scott joined the team as Executive Vice President. The company grew from less than three million dollars in sales in 1996 to over five million in sales in 1997. In late 1997, Landstar Inway was directed to refocus on their core business and to disband any business that was not related to that main business focus. In 1997 Cargo Connection Logistics became a non-owned division of ARL and in 1998 had sales volumes in excess of eight million dollars. In 1999 the sales volume exceeded twelve million dollars and Cargo Connection Logistics became the largest non-owned division of ARL.

      John L. Udell, Vice President. In 1976, John became the Director of the Finishing Division for AMPCO Printing Company.

      It became John's responsibility to make sure that jobs were finished properly and shipped out in a timely manner. While performing this job it became clear to John that there was a need for and ultimately an opportunity for a trucking company that could provide expedited service for the printing industry. He took this concept to a friend and in 1982, Jesse Dobrinsky and John Udell formed a company called Coast Dispatch, Inc.

      John soon found himself intrigued by the growth and opportunity at Coast Dispatch, Inc. He soon decided to make it his full time career. Over the next 12 years John was very instrumental in the development and growth of Coast Dispatch, Inc. In 1996, when Jesse departed from the company, John became its President and began to lead the company into a rebuilding process. It was his dream to build a regional trucking company that would focus on the New York Tri-State Area. In 1996, after bringing the company through a major overhaul, the investors chose to shut down the company. During that last year John had managed to reduce the debts of Coast Dispatch, Inc. from just over two million dollars to less than fifty thousand dollars. John spent the balance of the year closing Coast Dispatch, Inc. and selling off the assets of the company.

      In mid-1997, John joined Cargo Connection Logistics as its Director of Container Freight Station Operations. In that capacity, John managed the two main CFS operations in New York and Chicago. John also headed up both the Safety & Compliance and Driver Recruitment Departments.

Code Of Ethics

      We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of ethics is filed as an exhibit to the accompanying registration statement.

Executive Compensation

      Summary Compensation Table

      The following table shows the compensation paid over the past three fiscal years with respect to: (i) the Company's President and Chief Executive Officer as of the end of the 2004 fiscal year; (ii) the four other most highly compensated executive officers (in terms of salary and bonus) serving at the end of the 2004 fiscal year whose annual salary and bonus exceeded $100,000; and
(iii) up to two additional individuals who would be in category (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (the "named executive officers"):

                                                                                       LONG-TERM COMPENSATION
                                                                          ---------------------------------------------------
                                           ANNUAL COMPENSATION              AWARDS           PAYOUTS
                                     ----------------------------------   ----------  ---------------------
(a)                       (b)         (c)          (d)         (e)           (f)           (g)         (h)            (i)
--------                  ----       -------      -----    ------------   ----------    ---------    --------    ------------
                                                                                       Securities
                                                                          Restricted   Underlying     LTIP
Name and Principal                   Salary       Bonus    Other Annual     Stock        Options     Payouts      All Other
Position                  Year        ($)           ($)    Compensation    Award(s)       ($)         SARs(1)    Compensation
------------------        ----       -------      -----    ------------   ----------    ---------    --------    ------------
Jesse Dobrinsky           2004       160,462         --              --           --           --          --              --
President and             2003       179,943         --              --           --           --          --              --
Chief Executive Officer   2002       172,808         --              --           --           --          --              --

Scott Goodman             2004       142,904         --              --           --           --          --              --
Chief Financial Officer,  2003       157,731         --              --           --           --          --              --
Chief Operating Officer   2002       154,726         --              --           --           --          --              --
And Secretary

John L. Udell             2004       112,804         --              --           --           --          --              --
V. President              2003       141,288         --              --           --           --          --              --
                          2002       135,801         --              --           --           --          --              --


Employment Agreements

      Currently, the Company has not entered into any employment agreements with any of our employees.

      Directors

Our Board of Directors currently consists of 2 seats; however up to 7 may be elected to serve on the board. Directors serve for a term of one year and stand for election at our annual meeting of Stockholder. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors.

      Committees

The Company has not established any committees at this time. The Board of Directors intends to set up committees in the 2006 fiscal year.

      Compliance With Section 16(a) Of The Securities Act Of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

         Based on available information, we believe that all filings with respect to Section 16(a) are current. The following table contains information regarding options granted during the year ended December 31, 2004 to Cargo Connection's named executive officers.

                             OPTION/SAR GRANTS TABLE

                                                                            % TOTAL
                                                                         OPTIONS/SAR'S
                                                                          GRANTED TO
                                                  NO. OF SECURITIES    EMPLOYEES IN YEAR
                                                      UNDERLYING             ENDED
                                                    OPTIONS/SAR'S        DECEMBER 31,        EXERCISE OR
                                                       GRANTED               2004            BASE PRICE
NAME                                                     (#)                  (%)           ($ PER SHARE)   EXPIRATION DATE
----------------------------------------          -----------------    -----------------    ------------    ---------------
Jesse Dobrinsky                                               --                   --               --               --
  President and Chief Executive Officer

Scott Goodman                                                 --                   --               --               --
  Chief Financial Officer, Chief Operating
  Officer and Secretary

John L. Udell                                                 --                   --               --               --
  Vice President

      The following table contains information regarding options exercised in the year ended December 31, 2004, and the number of shares of common stock underlying options held as of December 31, 2004, by Cargo Connection's named executive officers.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED
                                 SHARES                              OPTIONS/SAR'S             IN THE MONEY OPTIONS/SAR'S
                              ACQUIRED ON                              AT FY END                       AT FY END
                                EXERCISE     VALUE REALIZED               (#)                             ($)
                              ----------     --------------   ----------------------------    ----------------------------
NAME                              (#)             ($)         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------        ----------     --------------   -----------    -------------    -----------    -------------
Jesse Dobrinsky
  President and Chief
  Executive Officer                   --                 --            --               --             --              --

Scott Goodman
  Chief Financial Officer,
  Chief Operating Officer
  and Secretary                       --                 --            --               --             --              --

John L. Udell
  Vice President                      --                 --            --               --             --              --

Stock Option Grants In The Past Fiscal Year

      The Company did not issue any stock options during fiscal year 2004.

                              PRINCIPAL STOCKHOLDER

Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth information about the beneficial ownership of our common stock as of January 26, 2006, by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock
(ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group.

                                                 Amount and
                                                    Nature         Percentage
       Name and Address                         of Beneficial       of Common
       of Beneficial Owner                        Ownership         Stock(1)
---------------------------                     -------------      ----------
Jesse Dobrinsky (2)(3)
  600 Bayview Avenue
  Inwood, New York 11096                           71,879,738         11.94%

John L. Udell (3)
  600 Bayview Avenue
  Inwood, New York 11096                           71,879,738         11.94%

Scott Goodman (3)
  600 Bayview Avenue
  Inwood, New York 11096                           71,879,738         11.94%

Jay Finklestein (3)
  600 Bayview Avenue
  Inwood, New York 11096                           23,959,913          4.00%

All officers and directors                        239,599,127         39.82%

----------
(1) Applicable percentage of ownership is based on 601,809,180 shares of common stock outstanding as of February 2, 2006 together with securities exercisable or convertible into shares of common stock within 60 days of February 2, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 2, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Jesse Dobrinsky has a proxy from Triple Crown Consulting, Inc., which is the holder of 552,500 Series IV Preferred shares outstanding. As such he has the right to vote twenty times the number of shares of common stock that the Series IV Preferred Stock is convertible at such time as a vote is taken.

(3) On May 12, 2005, pursuant to the Stock Purchase Agreement and Share Exchange between the Company, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., these shareholders have an agreement in place that they will be issued shares at the end of twelve months from the date of the Agreement so that these shareholders will own a total of eighty (80%) of the outstanding shares of the Company at such time. Therefore, on May 12, 2006, these individuals will be issued shares equal to eighty (80%) percent of the outstanding shares of the Company at such time. At this time we do not have enough authorized shares to issue to these shareholders at that time.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock began trading on The National Association of Securities Dealers, Inc. Electronic Bulletin Board (the "OTC Bulletin Board) on September 1, 1998 under the name Meridian Holdings, Inc. (MDHG). On December 13, 1999, the Company changed their name to Meridian USA Holdings, Inc. and continued trading on the OTC Bulletin Board under the symbol MUSD. On October 3, 2001, the Company changed their name to ChampionLyte Products, Inc. and continued trading on the OTC Bulletin Board under the symbol CPLY. On April 30, 2003, the Company changed their name to ChampionLyte Holdings, Inc. and continued trading on the OTC Bulletin Board under the symbol CPLY. On May 26, 2005 our ticker symbol was changed to CRGO. The following table represents the closing high and low bid information for our common stock during the last two fiscal years as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The market for our common stock is sporadic.

2005                     High                     Low
-----------------------  -----------------------  ------
First Quarter            $.057                    $.021
Second Quarter           $.035                    $.013
Third Quarter(1)         $.0263                   $.0041
Fourth Quarter           $.0109                   $.002

2004                     High                     Low
-----------------------  -----------------------  ------
First Quarter            $.21                     $.13
Second Quarter           $.23                     $.11
Third Quarter            $.111                    $.055
Fourth Quarter           $.075                    $.035

----------
(1) On May 12, 2005, pursuant to a Stock Purchase Agreement and Share Exchange among Cargo Connection Logistics Holding, Inc. f/k/a Championlyte Holdings, Inc., a Florida corporation, Cargo Connection Logistics Corp., a Delaware corporation and Mid-Coast Management, Inc., an Illinois corporation, Cargo Connection Logistics Holding, Inc. purchased all of the outstanding shares of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. for a total of seventy percent (70%) of the issued and outstanding shares of common stock of Cargo Connection Logistics Holding, Inc. As additional consideration, Cargo Connection Logistics Holding, Inc. also issued shares of preferred stock to Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., which are convertible into common stock of Cargo Connection Logistics Holding, Inc. twelve (12) months from the closing date of the this transaction so that Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. will own eighty percent (80%) of the outstanding shares of Cargo Connection Logistics Holding, Inc. Pursuant to the agreement, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. became wholly-owned subsidiaries of Cargo Connection Logistics Holding, Inc.

      There were approximately 463 holders of common stock as of February 2, 2006. We have not paid any dividends in the past and currently we have no plans to pay dividends in the foreseeable future.

Dividend Policy

      No dividends have ever been declared by the Board of Directors of Cargo Connections on its common stock. At the present time Cargo Connections does not anticipate paying dividends, cash or otherwise, on it's common stock in the foreseeable future. Future dividends will depend on earnings, if any, of Cargo Connections, its financial requirements and other factors.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with CDI Management, Inc., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and shareholders of our Company. Mr. Udell is an officer and shareholder of our Company. Mr. Finklestein is a shareholder of our Company. CDI furnished both rental property and equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:

Year                    Rental Property                  Equipment Leases
---------               ---------------                  ----------------
2002                    $85,680                          $   -0-
2003                    $85,680                          $18,000
2004                    $85,680                          $14,400
2005                    $85,680                          $14,400

      Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with Underwing International, LLC., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and shareholders of our Company. Mr. Udell is an officer and shareholder of our Company. Mr. Finklestein is a shareholder of our Company. Undwerwing furnished equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:

Year                                                      Equipment Leases
---------                                                ----------------
2002                                                      $ 10,800
2003                                                      $  4,800
2004                                                      $  4,800
2005                                                      $  4,800

      Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with Parkside Properties, LLC., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and shareholders of our Company. Mr. Udell is an officer and shareholder of our Company. Mr. Finklestein is a shareholder of our Company. Parkside furnished rental property for Cargo Connection Logistics Corp. The transactions for the past three years were:

Year                                                     Rental Property
---------                                                ----------------
2002                                                     $18,000
2003                                                     $   -0-
2004                                                     $   -0-
2005                                                     $   -0-

      Mid-Coast Management, Inc. has had transactions with a related party. The transactions were with CDI Management, Inc., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and shareholders of our Company. Mr. Udell is an officer and shareholder of our Company. Mr. Finklestein is a shareholder of our Company. CDI furnished both rental property and equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:

Year                    Rental Property                  Equipment Leases
---------               ---------------                  ----------------
2002                    $    -0-                         $60,000
2003                    $    -0-                         $21,600
2004                    $376,000                         $14,400
2005                    $582,000                         $14,400

      Cargo Connection Logistics Holdings, Inc. has had transactions with a related party. In October, 2005, Cargo Connection Logistics Holdings, Inc. was loaned $75,000 by certain officers of the Company. This loan is collateralized through a convertible note at an interest rate of 15%.

      Cargo Connection Logistics Corp. has had transactions with a related party. On October 27, 2005, Cargo Connection Logistics Corp. received a short-term loan in the amount $100,000 from certain officers of the Company at a premium rate of 10% and is payable on demand.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

      The Company is authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share, of which 601,809,180 shares were issued and outstanding at February 2, 2006. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company. Upon liquidation, dissolution, or winding up of the Company, the assets of the Company, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. All outstanding shares of common stock are, and those issued pursuant to the convertible debentures will be fully paid and non assessable.

Preferred Stock

      The Company is authorized to issue 500,000 shares of class III preferred stock, $1.00 par value per share, of which 165,000 shares are issued and outstanding at February 2, 2006

      The Company is authorized to issue 600,000 shares of class IV preferred stock, $1.00 par value per share, of which 552,500 shares are issued and outstanding at February 2, 2006.

      The Company has designated the preferred stock into the following Series:

      (i)......Series III: On September 12, 2003, the Company amended its articles of incorporation and created 500,000 shares of Blank Check Series III Preferred Stock ("Series III"), $1.00 par value.

      The Series III preferred stock may be issued in one or more series, and each series will be so designated as to distinguish the shares thereof from the shares of all other series. The Board of Directors has express authority to fix, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series. At December 31, 2003, there were no Series III preferred stock issued and outstanding.

      (ii).....Series IV: The Company amended its articles of incorporation and created 600,000 shares of Series IV convertible Preferred Stock ("Series IV"), $1.00 par value. Each share of the Series IV preferred stock is convertible into one share of the Company's common stock. Each holder of the Series IV preferred stock has twenty times that number of votes on all matters submitted to shareholders that is equal to the number of shares of common stock into which such holder's shares of Series IV preferred stock are then convertible. In addition, the holders of the Series IV preferred stock are entitled to receive noncumulative cash dividends at an annual dividend rate as determined by the Board of Directors. The Series IV preferred stock has a liquidation price of $1.00 per share in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Company intends to amend its articles of incorporation such that the Series IV preferred stock will be convertible into the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of three-day trading prices during the five trading days immediately prior to the Conversion Date multiplied by .70, or
(2) the average of the lowest of three-day trading prices during the five trading days immediately prior to the funding date(s).

Warrants

      The Company has 2,000,000 warrants outstanding as of February 2, 2006. The warrants are exercisable at an exercise price of $0.001.

Options

      The Company has no options outstanding at February 2, 2006.

Transfer Agent

      Cargo Connection Logistics Holding, Inc.'s transfer agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, FL 33321, telephone (954) 726-4954.

Reports To Shareholders

      We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

Indemnification Of Directors And Executive Officers And Limitation On Liability

      Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Indemnification of Directors and Officers

      Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      Authorized And Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Cargo Connection that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Cargo Connection's Board of Directors' desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors at that time to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Cargo Connection by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Cargo Connection's management.

                                     EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2004 and December 31, 2003 have been audited by Friedman LLP. The reports of Friedman LLP are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Friedman, LLP contained in this prospectus contain an explanatory paragraph regarding Cargo Connection's ability to continue as a going concern.

                                  LEGAL MATTERS

      The validity of the shares offered herein will be opined on for us by Kirkpatrick & Lockhart Nicholson Graham LLP, who has acted as our outside legal counsel in relation to certain, restricted tasks.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

---------------------------------------------------------------------------------------------------------------------
                                                                                                              PAGE
Financial Statements for September 30, 2005
Condensed Balance Sheet as of September 30, 2005 (Unaudited) ..........................................           F-1
Consolidated Statement of Operations for the Nine Months Ended September 30, 2005 (Unaudited)..........           F-2
Condensed Statement of Cash Flows for the Nine Months Ended September 30, 2005 (Unaudited).............     F-3 - F-4
Notes to Financial Statements..........................................................................    F-5 - F-13

Financial Statements for December 31, 2004 and 2003
---------------------------------------------------------------------------------------------------------------------
Report of Independent Auditors Dated July 18, 2005.....................................................          F-14
Combined Balance Sheet as of December 31, 2004 (Audited)...............................................          F-15
Combined Statements of Operations for the Years Ended December 31, 2004 and 2003 (Audited).............          F-16
Combined Statements of Stockholders' Deficit for the Years Ended December 31, 2004 and 2003 (Audited)..          F-17
Combined Statements of Cash Flows for the Years Ended December 31, 2004 and 2003 (Audited).............   F-18 - F-19
Notes to Consolidated Financial Statements.............................................................  F-20 - F- 26

                    CARGO CONNECTION LOGISTICS HOLDINGS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 2005 (Unaudited)

                                     ASSETS
Current Assets
  Cash                                                             $     22,145
  Escrow held by factor                                                 164,181
  Escrow held by attorney                                                 2,962
  Accounts receivable, net                                            1,041,305
  Due from factor                                                       467,268
  Prepaid expenses                                                      325,084
  Amortizable Financing Costs (net)                                      94,207
                                                                   ------------
    Total current assets                                              2,117,152
                                                                   ------------

Property and Equipment, net                                             476,741
Due from officers                                                        33,120
Due from related entities                                               119,600
Security deposits                                                        77,827
                                                                   ------------
    Total Assets                                                     $2,824,440
                                                                   ============
                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current Liabilities
  Accounts payable and accrued expenses                              $3,105,846
  Convertible notes payable                                             646,233
  Current portion of notes payable                                      165,671
  Current portion of capital leases payable                              43,911
  Notes payable - factor                                                 96,747
  Due to related entities                                               914,846
  Due to officers                                                        74,632
  Due to others                                                         193,675
  Security deposits and escrowed funds                                   33,927
                                                                   ------------
    Total current liabilities                                         5,275,488
                                                                   ------------

Long term portion of capital leases payable                              49,995
Long term portion of notes payable                                       59,336
Deferred rent                                                           467,795
Secured debenture (net of discount)                                     250,991
                                                                   ------------
Total liabilities                                                     6,102,605
                                                                   ------------

Commitments and contingencies

Stockholders' Deficiency
Series III convertible preferred stock, par value
  $1.00 - authorized 500,000 shares,
  165,000 shares issued and outstanding
  (liquidated value of $165,000)                                        165,000
Series IV convertible preferred stock, par value
  $1.00 - authorized 600,000 shares,
  552,500 shares issued and outstanding
  (liquidation value $100,000)                                          552,500
Common stock, par value $.001 - authorized 750,000,000 shares,
  515,968,365 shares issued and outstanding                             515,968
Additional paid-in capital                                            2,315,557
Accumulated deficit                                                  (6,827,190)
                                                                   ------------
    Total Shareholder's Deficiency                                   (3,278,165)
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $  2,824,440
                                                                   ============

      See accompanying notes to condensed consolidated financial statements

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Nine Months Ended                 Three Months Ended
                                                       September 30,                    September 30,
                                             ------------------------------    ------------------------------
                                                 2005             2004             2005              2004
                                             -------------    -------------    -------------    -------------
Operating revenue:
  Agency revenue - net                       $          --    $      12,367    $          --    $          --
  Direct revenue                                10,592,400       13,394,562        3,833,413        5,101,322
                                             -------------    -------------    -------------    -------------
    Total operating revenue                     10,592,400       13,406,929        3,833,413        5,101,322
                                             -------------    -------------    -------------    -------------

Operating expenses:
  Direct operating expenses                      7,609,564        8,113,511        2,833,011        3,135,840
                                             -------------    -------------    -------------    -------------
    Total operating expenses                     7,609,564        8,113,511        2,833,011        3,135,840
Gross profit                                     2,982,836        5,293,418        1,000,402        1,965,482
                                             -------------    -------------    -------------    -------------

Indirect operating expenses:
  Selling                                          105,472          120,751          (68,049)          (1,081)
  General and administrative                     4,845,781        4,830,215        1,331,362        1,594,033
                                             -------------    -------------    -------------    -------------
    Total indirect operating expenses            4,951,253        4,950,966        1,263,313        1,592,952
                                             -------------    -------------    -------------    -------------

Income (loss) from operations before other
income (expense)                                (1,968,417)         342,452         (262,910)         372,530
                                             -------------    -------------    -------------    -------------

Other income (expense)
  Interest expense                              (1,083,117)        (148,972)        (906,587)         (52,274)
  Rental income                                    123,250           51,930           41,050           23,500
  Other income (expenses)                            9,339           54,378           10,351            6,789
                                             -------------    -------------    -------------    -------------

    Total other income (expense)                  (950,528)         (42,664)        (855,186)         (21,985)
                                             -------------    -------------    -------------    -------------

Net income (loss)                            $  (2,918,945)   $     299,788    $  (1,118,096)   $     350,545
                                             =============    =============    =============    =============

Net income (loss) per share                  $       (0.01)   $        0.00    $       (0.00)   $        0.00
                                             =============    =============    =============    =============

Weighted average number of common shares
basic and diluted, used in the net income
(loss)per share calculation                    314,099,775      273,527,734      314,099,775      273,527,734
                                             =============    =============    =============    =============

      See accompanying notes to condensed consolidated financial statements

                    CARGO CONNECTION LOGISTICS HOLDINGS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                         Nine Months Ended
                                                                           September 30
                                                                    --------------------------
                                                                        2005           2004
                                                                    -----------    -----------
Cash flows from operating activities:
Net income (loss)                                                   $(2,918,945)   $   299,788
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Financing cost related to beneficial conversion value               386,832
    Non-cash stock compensation expense                                  48,585
    Amortization of deferred financing cost                             294,282
      Depreciation and amortization                                     180,894         78,750
      Bad debt expense                                                    1,537
      Deferred rent                                                     373,480
Changes in operating assets and liabilities:
      Decrease in escrow held by factor                                 195,972        401,176
      Decrease (increase) in accounts receivable                         44,683       (633,723)
      (Increase) decrease in due from factor                           (223,221)       452,684
      Decrease (increase) in prepaid expenses                           (59,637)      (259,769)
      Decrease (increase) in due from others                              7,240       (199,547)
      Increase in security deposits                                     (77,829)
      Increase(decrease) in accounts payable and accrued expenses       (86,098)      (204,757)
      Decrease in note payable - factor                                (331,787)
      Increase in due to others                                         330,560         13,626
      Increase in security deposits and escrowed funds                   (1,120)       (21,285)
      Decrease in income taxes payable                                     (782)        (5,400)
                                                                    -----------    -----------

Net cash provided by (used in) operating activities                  (1,835,354)       (78,457)
                                                                    -----------    -----------

Cash flows from investing activities
Payments for security deposits                                          164,414         87,007
Purchases of property and equipment                                     (16,468)      (140,980)
Proceeds from sale of property and equipment                             38,347

Net cash provided by (used in) investing activities                     186,293        (53,973)

Cash flows from financing activities
      Proceeds from convertible notes payable                         1,016,452
      Redemption of convertible notes payable                          (257,006)
      Proceeds from sale of preferred stock                             490,000
      Deferred financing fees paid from convertible note proceeds      (130,452)
      Escrow funds held related to convertible note payable              (2,962)
Advances from officers and related parties                              605,622        418,068
      Principal payments on notes payable                               (86,803)      (142,304)
      Principal payments on capital leases payable                      (59,275)       (26,067)
                                                                    -----------    -----------

                    CARGO CONNECTION LOGISTICS HOLDINGS, INC.
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
                                   (Unaudited)

                                                                           Nine Months Ended
                                                                             September 30
                                                                     --------------------------
                                                                        2005            2004
                                                                     -----------    -----------
Net cash provided by financing activities                              1,575,576        249,697
                                                                     -----------    -----------

Net increase (decrease) in cash                                          (73,485)       117,267
                                                                     -----------    -----------

Cash - beginning of period                                                95,630        232,717
                                                                     -----------    -----------

Cash - end of period                                                 $    22,145    $   349,984
                                                                     ===========    ===========

Supplemental disclosure of cash flow information
    Interest expense                                                 $   271,037    $   148,972
                                                                     ===========    ===========

    Income taxes                                                     ($      782)   ($    5,400)
                                                                     ===========    ===========

Supplemental schedule of non-cash activities:
    Conversion of convertible notes payable to common stock          $   444,222             --
                                                                     ===========

    Conversion of loans officers and accrued expenses officer
    to convertible notes payable                                     $    86,790             --
                                                                     ===========

Deferred financing cost related to beneficial conversion value       $ 1,000,000             --
                                                                     ===========

Issuance of shares for settlement of accounts payable and acc. exp   $   760,134             --
                                                                     ===========

Issuance of warrants related to deferred financing cost              $     6,900             --
                                                                     ===========

Conversion of convertible notes payable to preferred stock           $    50,000             --
                                                                     ===========

Conversion of preferred stock to common stock                        $    87,500             --
                                                                     ===========

      See accompanying notes to condensed consolidated financial statements

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                        f/k/a Championlyte Holdings, Inc.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (UNAUDITED)

NOTE 1 - ORGANIZATION, HISTORY AND NATURE OF BUSINESS

Effective May 23, 2005 the name Championlyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. (the "Company") to better reflect the new nature and focus of the entity and its operations. Cargo Connection Logistics Holding, Inc. and all of its subsidiaries are collectively referred to as the "Company".

Cargo Connection Logistics Corp.

Cargo Connection Logistics Corp. ("Cargo Connection") was incorporated in the State of Delaware on February 20, 1996. Cargo is a third party logistics provider. Cargo Connection specializes in transporting small and large shipments throughout North America through its transportation network. Cargo Connection provides domestic logistics services for both domestic and international freight of all kinds. The focus of Cargo Connection is to reduce the time that merchandise runs through the supply chain. The service provided is through the use of Cargo Connection's Container Freight Station Operations and Cargo Connection's Truck Network. Cargo Connections' headquarters is located in Inwood, NY. Cargo Connection also has stations in Atlanta, GA; Charlotte, NC; Chicago, IL; Columbus, OH; Inwood, NY; Miami, FL and Pittsburgh, PA.

Mid-Coast Management, Inc.

Mid-Coast Management, Inc. ("Mid-Coast") was incorporated in the State of Illinois on December 28, 1994. Mid-Coast is a nationwide logistics service provider engaged in receiving customers' goods, warehousing such goods, and while awaiting for or after clearance through United States Customs, coordinating the breakdown and sorting or the consolidation of customers' goods, and arranging for the shipments of those goods within the United States. Mid-Coast has facilities in Illinois, New York and Ohio.

Underwing International, LLC

Underwing International, LLC ("Underwing") is owned by the major shareholders of the Company. Its business purpose is to enter into leases for equipment and facilities that are then used in the operations of Cargo Connection and Mid-Coast.

Reverse Acquisition

On May 12, 2005 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") between the Company, Cargo Connection and Mid-Coast, the Company purchased all of the outstanding shares of Cargo Connection and Mid-Coast for a total of 70% of the then issued and outstanding shares of the Company's common stock. As additional consideration, the Company will issue shares of a new series of preferred stock, the amount to be determined, to Cargo Connection and Mid-Coast which, when converted into shares of the Company's common stock expected to be within twelve (12) months from the Closing Date, Cargo Connection and Mid-Coast will own a total of eighty (80%) percent of the outstanding shares of the Company at such time. Pursuant to the Agreement, Cargo Connection and Mid-Coast became wholly owned subsidiaries of the Company. At this time we do not have enough authorized shares to issue to the shareholders at that time.

The acquisition of Cargo Connection and Mid-Coast has been treated as a recapitalization and purchase by Cargo Connection and Mid-Coast as the acquirer (reverse acquisition) of the Company, as control rests with the former Cargo Connection and Mid-Coast shareholders, although prior to the acquisition, the Company had been the registrant. Therefore, the historical financial statements prior to May 12, 2005 are those of Cargo Connection and Mid-Coast. The transaction is considered a capital transaction whereby the Company contributed its stock for the net assets of Cargo Connection and Mid-Coast.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of September 30, 2005 and the results of the operations and cash flows for the nine months then ended. The results for the nine months ended September 30, 2005, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2005.

Certain information and footnote disclosures normally included in financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and have been condensed or omitted pursuant to the Securities and Exchange Commission's ("SEC") rules and regulations.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company's report on the Amended Form 8-K filed on July 27, 2005 and the Company's Form 10-QSB filed on August 24, 2005.

Reverse merger accounting requires the Company to present in all financial statements and other public information filings, prior historical and other information of Cargo Connection and Mid-Coast, and a retroactive restatement of Cargo historical shareholders investment for the equivalent number of shares of common stock received in the merger. Accordingly, the accompanying condensed consolidated financial statements present the results of operations for the nine months ended September 30, 2005 and 2004 which are based upon historical financial statements of Cargo Connection and Mid-Coast. Subsequent to May 12, 2005, the operations reflect the combined operations of the former Company and Cargo Connection and Mid-Coast.

Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of consolidation

The condensed consolidated financial statements include the accounts of the Company and all subsidiaries and companies required under FIN-46 as a variable interest entity. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year's presentation.

Cash, concentration of credit risk

The Company maintains cash in bank accounts, which, at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses on these accounts, and believes that such risk in minimal.

Accounts receivable

The Company utilizes the allowance method for recognizing the collectibility of its accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the facts surrounding these accounts.

Property and equipment and depreciation and amortization

Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the office equipment, trucks, machinery and equipment, and furniture and fixtures are five years. Computer equipment and software is depreciated over three years and leasehold improvements are amortized over the shorter of the life of the improvement or the life of the lease.

Amortization

The Company amortizes deferred financing costs over the respective terms of their agreements using the straight-line method.

The Company also recognizes rent expense based upon the straight-line method including periods of rent abatement and future rent increases in the minimum lease payments.

Revenue recognition

Trucking revenue and related direct costs are recognized by the date freight is delivered by the company to the customer and collectibility is reasonably assured. Costs related to such revenue are included in direct operating expenses.

Income taxes

The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.

Estimated liability for insurance claims

The Company maintain automobile, general, cargo, and workers' compensation claim liability insurance coverage under both deductible and retrospective rating policies. In the month claims are reported, the Company estimate and establish any potential liabilities, if they exist, for its share of ultimate settlements using all available information, coupled with the Company's history of such claims. Claim estimates are adjusted when additional information becomes available. The recorded expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims that have not been fully resolved. However, final settlement of these claims could differ from the amounts the Company has accrued at year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value disclosure

The carrying value for cash, receivables, and accounts payable approximate their fair values due to the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt.

Loss Per Common Share

The computation of basic loss per common share is based on the weighted average number of shares outstanding during each year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period. Diluted net loss per share reflects the potential dilution from the conversion or exercise into common stock of securities such as warrants. In these financial statements, diluted net loss is the same as basic net loss per share. Not additional shares for the potential dilution from the conversion or exercise of securities into common stock are included in the denominator, since the result would be anti-dilutive. Warrants to purchase 250,000 shares of common stock as of September 30, 2005 were excluded from the calculation of fully diluted since their inclusion would have been anti-dilutive.

Stock-based compensation

The Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), prospectively for all awards granted, modified, or settled during the year ended December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS No. 148) issued in December 2002. SFAS No. 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using the Black Scholes option pricing model intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), the alternative method of accounting, under SFAS No. 123, an offsetting increase to stockholders' equity is recorded equal to the amount of compensation expense charged. Earnings per share dilution is recognized as well.

Discount on debt

The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and the detachable warrants, where applicable, and has recorded the discount on the debt instrument due to a beneficial conversion feature as a deferred charge. This deferred charge is being amortized to interest expense over the life of the related debt instruments where the conversion option is not immediate. For debt instruments having conversion features whereby the holder can convert at any time, the deferred charge is recorded as interest expense in the period proceeds are received and amortized over the term of the debt.

NOTE 4 - GOING CONCERN

The Company incurred a net loss of $852,362 in the year ended December 31, 2004, and for the nine months ended September 30, 2005 it was $2,918,945 and had a working capital deficiency of $3,158,337 as of September 30, 2005. The Company has devoted its efforts to increasing revenues, achieving profitability, and obtaining long-term financing and raising equity.

The Company's condensed consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. Management is seeking various types of additional funding such as issuance of additional common or preferred stock, additional lines of credit, or issuance of subordinated debentures or other forms of debt will be pursued. The funding should alleviate the Company's working capital deficiency and help to increase profitability. However, it is not possible to predict the success of management's efforts to achieve profitability. Also, there can be no assurance that additional funding will be available when needed or, if available, that its terms will be favorable or acceptable.

If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Company becomes unable to continue as a going concern.

NOTE 5 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R) Share Based Payment, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of income based on their fair values. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim period that begins after December 15, 2005. The Company is evaluating the provisions of SFAS No. 123(R). Depending upon the numbers and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on the Company's consolidated financial position and results of operations.

In March 2005, the FASB issued Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that an entity must record a liability for a "conditional" asset retirement obligation if the fair value of the obligation can be reasonably estimated. The provision is effective no later than the end of the fiscal year ending after December 15, 2005. The Company has not determined what effect, if any, FIN 47 will have on its consolidated financial position or results of operations.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154 ("SFAS No. 154"), "Accounting Changes and Error Corrections." SFAS No. 154 requires restatement of prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Also, SFAS No. 154 requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, however, the Statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of FAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

On July 14, 2005, FASB issued its Exposure Draft, "Accounting for Uncertain Tax Positions", which is a proposed interpretation to FASB Statement No. 109, "Accounting for Income Taxes." This proposed interpretation would require an enterprise to recognize, in its financial statements, the best estimate of the impact of a tax position. In evaluating whether the probable recognition threshold has been met, this proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The term probable is used in this proposed interpretation consistent with its use in FASB Statement No. 5, "Accounting Contingencies", to mean "the future event or events are likely to occur." Individual tax positions that fail to meet the probable recognition threshold will generally result in either (a) a reduction in the deferred tax asset or an increase in a deferred tax liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund receivable. The impact may also include both
(a) and (b). The proposed interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005. The initial recognition of the effect of applying the proposed interpretation would be a cumulative effect of a change in accounting principle. The comment period for the proposed interpretation ends on October 28, 2005. The Company is currently evaluating the impact of the Exposure Draft on its consolidated financial statements.

NOTE 6 - FACTORING FACILITIES

Cargo Connection has an agreement with a factor which provides an accounts receivable factoring facility by purchasing certain accounts receivable and extending credit with a maximum borrowing amount of $2,000,000. The contract is annual in nature, automatically renewing annually unless Cargo Connection provides thirty (30) days cancellation notice. The agreement provides that the factor will purchase up to 90% of eligible accounts receivable of Cargo Connection minus a discount of approximately 1.486% and a discretionary reserve (holdback) which is reduced with payments from the debtor. If an invoice is outstanding over 90 days, Cargo Connection, under recourse provisions, must buy back the invoice from the factor. Cargo Connection must submit a minimum of $1,500,000 of eligible invoices in any calendar quarter. At September 30, 2005, $467,268 is due from the factor which represents the reserve against submitted invoices. The escrow being held by the factor totaling $164,181 represents funds available to assist Cargo Connection in funding payments to carriers. At September 30, 2005, the total amount advanced by the factor was $1,323,780 which represents the financing of accounts receivables purchased and is included in accounts receivable, net in the consolidated balance sheet.

Promissory Note

In addition, with the bankruptcy filing of one of Cargo Connection's customers, a Promissory Note was entered into for the repayment of the advances given to Cargo Connection for eligible invoices for that customer. This note was entered into on December 3, 2004 in the amount of $523,412 with interest rate of eighteen percent (18%). Terms of the note call for five percent (5%) of the eligible and certain accounts receivable not previously sold, collections be applied as payment towards the note and the balance of the note is due in full on June 30, 2006. The note balance as of September 30, 2005 was $96,747. Cargo Connection's obligation was fully paid on December 6, 2005.

NOTE 7 - CONVERTIBLE NOTES PAYABLE


Convertible notes payable at September 30, 2005, consist of promissory notes entered into with four entities. Some of the owners of the entities are also shareholders of the Company. A note exists with Advantage Fund, LLC ("Advantage") which was originated in January 2003. Advantage, is the holder of a Series A Convertible Note from the Company which has been amended at various times from January 7, 2003 to March 2004. In August 2004, Advantage sold a total of $400,000 worth of such convertible note to Cornell Capital Partners, LLP ("Cornell"). The Note bears interest at a rate of 6.5% per annum and is convertible into shares of the Company's common stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .70 or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. The convertible notes matured in December 2004 and as of September 30, 2005 are in default. The Company has not been notified of any actions related to this default from Advantage or Cornell. The Company has recorded a beneficial conversion feature as interest expense for each promissory note as all of the notes have matured and are due on demand.


During the three months ended September 30, 2005, there were elections to convert $93,222 of its promissory notes into 9,893,730 shares of the Company's common stock at conversion prices ranging from $0.0048 to $0.012 per share.

The Company has promissory notes with two unrelated third parties ("Alpha and Gamma"), representing the $225,000 assigned to them. The notes matured on December 31, 2004 and bear interest at a rate of 6.5% per annum. The notes are convertible into shares of the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of the three day trading price during the five trading days immediately prior to the conversion date, multiplied by .80%, or (2) the average of the lowest of three day trading prices during the five trading days immediately prior to the funding date. As of September 30, 2005 the promissory notes are in default. The Company has not been notified of any action related to this default by either Alpha or Gamma. During the three months ended September 30, 2005, there were elections to convert $105,000 of its Promissory Notes into 23,646,411 shares of the Company's Common Stock at a conversion price of $0.004 per share.

Pursuant to the terms of the notes, the Company entered into a Security Agreement with a collateral agent, on behalf of Advantage, Cornell, Alpha and Gamma, the holders' granting the collateral agent a security interest in the Company's inventory, equipment and fixtures.

In summary, the following are represented on the condensed consolidated balance sheet at September 30, 2005.

                   Amount
                  --------
Advantage Funds   $487,002
Cornell Capital     24,941
Alpha and Gamma     47,500
David Goldberg      86,790

    Total:        $646,233
                  ========

NOTE 8 - OBLIGATIONS UNDER CAPITAL LEASES

The Company leases machinery, equipment and software under various non-cancelable capital leases with a capitalized cost of $714,431, less accumulated amortization of $598,604 as of September 30, 2005. The obligations require monthly payments, including interest totaling $5,238. Interest rates ranging from 12% to 16.1% and mature through September 30, 2008. Certain obligations are guaranteed by certain executive officers of the Company.

As of September 30, 2005, the aggregate future minimum remaining lease payments under these leases are as follows:

 Twelve Months Ending
      September 30,             Amount
----------------------------   -------

2006                           $48,364
2007                            33,783
2008                            16,968
Total                           99,115
Less: amount representing
interest                         6,209
                               -------
Net present value of capital
lease obligations               92,906
Current portion                 43,911
                               -------
Long-term portion              $48,995
                               =======

NOTE 9 - NOTES PAYABLE

In May, 2003, Cargo Connection entered into a loan agreement with U.S. Small Business Administration ("SBA") whereby the SBA loaned $90,200 for working capital purposes. The loan bears interest at a rate of 4% per annum. The loan matures in 2008, where the balance due approximates $14,000. Monthly installments of $2,664 began in June, 2005. The note is secured by the personal guarantees of the officers of Cargo Connection and is collateralized by substantially all the assets of Cargo Connection. As of September 30, 2005 the balance of the note is $88,299.

In September, 2003, Cargo Connection entered into a note payable for $204,372 which is secured by six tractors. The note bears interest at rate of 8% per annum and is payable in monthly installments of principal and interest totaling $7,489 and matures in February 2006 and is collateralized by the tractors. At September 30, 2005, the balance due is $36,708. The note is secured by the personal guarantees of the officers of Cargo Connection.

In March 2004, Mid-Coast entered into a revolving term loan with its financial institution whereby Mid-Coast was granted a $100,000 line of credit. At September 30, 2005, the balance on the line of credit was $100,000 and bears interest at a rate of prime plus 2-1/2% (9.0% at September 30, 2005). Mid-Coast is required to make monthly interest only payments until December 15, 2006, when the line of credit terminates. At that time the remaining balance becomes a note payable with a four year term. The obligation is collateralized by all of the assets of Mid-Coast and guaranteed by all of this company's officers. Mid-Coast expects to fully repay this obligation within the next twelve months and is being classified as all currently due.

At September 30, 2005 future minimum remaining principal payments on the above notes are as follows:

Twelve Months Ending
    September 30,         Amount
--------------------     --------

2006                     $165,671
2007                       31,968
2008                       27,368
----                     --------
                         $225,007
                         ========

NOTE 10 - SECURED CONVERTIBLE DEBENTURE

On May 12, 2005, the Company completed a financing agreement for $1,000,000 with Highgate House Funds, Ltd. (the "Investor"). Under the agreement the Company issued a $1,000,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of November 3, 2006. The debenture is convertible after maturity into common shares of the Company at a conversion price of $0.01 per share. The Company simultaneously issued to the Investor a three year Warrant to purchase 250,000 Shares of the Company's common stock at an exercise price of $0.001. The Company was committed to filing an SB-2 Registration Statement with the SEC within 90 days of funding. The debenture is secured by all the assets of the Company. There are penalty provisions for the Company should the filing not become effective within 120 days of funding. To date, the registration statement has not been filed. The Company began incurring penalties on September 9, 2005 due to the registration statement not being filed by that date. The debenture is secured by all of the assets of the Company. We have not been notified of being in default as of September 30, 2005. The Company has allocated the proceeds ($1,000,000) between the underlying debt instrument and has recorded a discount $1,000,000 due to a beneficial conversion feature as a deferred charge. This deferred charge is being amortized to financing expense over the life of the related debt instrument which is approximately 1.5 years until November 2006. The components of this obligation are as follows:

                                Amount
                              ----------

Debenture                     $1,000,000

Discount on debt, less
accumulated amortization of
$250,99                       $  749,009
                              ----------
                              $  250,991
                              ==========

NOTE 11 - ACCRUED EXPENSES

            Amount
           --------

Salaries   $ 87,852
Interest    147,932
Other        94,643
           --------
           $330,397
           ========

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Companies have entered into non-cancelable operating leases for offices and warehouse space in several States including Illinois, New York, Ohio, Florida and Georgia. Additionally, the Companies lease equipment and trucks under non-cancelable operating leases. The leases are subject to escalation for the Companies' proportionate share of increases in real estate taxes and certain other operating expenses. The approximate future minimum rentals under non-cancelable operating leases in effect on September 30, 2005 are as follows:

                                        Office and
Twelve Months Ended      Warehouse      Equipment
   September 30,           Space        and Trucks
--------------------   ------------   ------------

2006                   $  1,344,283   $     22,345
2007                      1,491,500         22,182
2008                      1,455,289         16,967
2009                      1,182,537            -0-
Thereafter                3,175,106
                       ------------   ------------
                       $  8,648,715   $     61,494

Rent expense charged to operations for office and warehouse space for the nine months ended September 30, 2005 and 2004 amounted to $1,523,195 and $1,265,283 respectively. See note 14 for rent expense paid to related entities. Rent expense charged to operations for trucks and equipment for the years ended September 30, 2005 and 2004 amounted to $424,696 and $469,496, respectively.

Litigation

Various vendors and consultants have filed actions against the Company. The Company has included $90,000 in accounts payable at September 30, 2005 as a contingency related to these unsettled claims, actions and judgments based on the Company's assessment for Championlyte Beverage, Inc. The Company has also included $71,248 in accounts payable at September 30, 2005 as a contingency related to these unsettled claims, actions and judgments based on the Company's assessment for Old Fashioned Syrup Company.

Cargo Connection has been a litigant against Air Cargo, Inc. and its customers. See note in Part II, Item 1.

In addition to the aforementioned, the Company is party to various legal proceedings generally incidental to its business as is the case with other companies in the same industry. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial statements of the Companies.

Significant Customers

For the nine months ended September 30, 2005 and 2004, Cargo Connection had one customer and two customers respectively, which comprised 18% and 41% of operating revenue, respectively. (Limited and Air Cargo Inc.)

Business Consultant

The Company retained a financial advisory firm in 2003 as a business consultant to assist in a variety of areas relating to financial, strategic and related development growth of the Company requiring monthly payments of $10,000. The Company retained a public relations advisory firm as a business consultant to assist in a variety of areas relating to media and public relations of the Company requiring monthly payments of $2,000.

NOTE 13 - STOCKHOLDERS' DEFICIENCY

During the three months ended September 30, 2005, the Company issued 142,000,000 shares of its common stock as a result of conversion of preferred stock at conversion prices ranging from $0.005 to $0.009

Conversion of Notes Payable

During the three months ended September 30, 2005, the Company issued 33,254,917 shares of its common stock based upon conversion of $168,222 of Convertible Promissory Notes at conversion prices ranging from $0.0048 to $0.012 per share.

During the three months ended September 30, 2005, certain vendors were issued common stock in term of payment for their services. These conversions amounted to 43,771,570 shares valued at $826,662 for services rendered at conversion prices ranging from $0.0048 to $0.012 per share.

NOTE 14 - RELATED PARTY TRANSACTIONS

The Companies are due amounts from officers and related entities, which are not included in these consolidated financial statements and are controlled by the Company's stockholders. These receivables are non-interest bearing and do not have formal repayment terms. Management does not anticipate full collection of these amounts within a one-year period.

The Company owes amounts to a related entity not included in these condensed consolidated financial statements which are controlled by the Company's stockholders. These amounts are non-interest bearing and do not bear formal repayment terms.

The Company rents warehouse space and equipment from related entities. For the nine months ended September 30, 2005 and 2004, rent expense charged to operations related to these rentals totaled approximately $525,060 and $371,460 respectively. The leases contain various options for extending and terminate in February, 2014.

NOTE 15 - SUBSEQUENT EVENTS

On October 3, 2005, we issued 2,702,702 shares of our common stock to a noteholder based on the conversion of $20,000 of a convertible promissory note. The issuance was valued at $20,000 or $.0074 per share.

On October 27, 2005, we issued 3,681,908 shares of our common stock to a noteholder based on the conversion of $25,957 of a convertible promissory note. The issuance was valued at $25,957 or $.0070499 per share.

In October, 2005, Cargo Connection Logistics Holdings, Inc. was loaned $75,000 by certain officers of the Company. This loan is collateralized through a convertible note at an interest rate of 15%.

On October 27, 2005, Cargo Connection Logistics Corp. received a short-tem loan in the amount of $100,000 from certain officers of the Company at an premium rate of 10% and is payable on demand.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Cargo Connection Logistics Corp. Inwood, New York

We have audited the accompanying combined balance sheet of Cargo Connection Logistics Corp. and affiliate, as of December 31, 2004 and the related combined statements of operations, and stockholders deficit and cash flows for the years ended December 31, 2004 and 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cargo Connection Logistics Corp. and affiliate as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company has suffered losses from operations and has a working capital deficit at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Friedman LLP East Hanover, New Jersey
July 18, 2005

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

Current Assets
  Cash                                                  $    95,630
  Escrow held by factor for carriers                        360,153
  Corporate accounts receivable, net of allowance for
    doubtful accounts of $632,700                         1,083,717
  Due from factor                                           244,047
  Prepaid expenses                                          265,447
                                                        -----------
    Total current assets                                  2,048,994
                                                        -----------

Property and equipment, net                                 679,514
Due from officers                                            36,780
Due from related parties                                     65,953
Due from others                                               7,240
Security deposits                                           164,414
                                                        -----------
    Total Assets                                        $ 3,002,895
                                                        ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable and accrued expenses                 $ 2,667,773
  Current portion of notes payable                          215,813
  Current portion of capital leases payable                  75,029
  Note payable - factor                                     428,534
  Due to related parties                                    155,230
  Due to officers                                            89,059
  Security deposits and escrowed funds                       35,047
                                                        -----------
    Total current liabilities                             3,666,485
                                                        -----------

Long term portion of notes payable                           95,996
Long term portion of capital leases payable                  77,152
Deferred rent                                                94,315
                                                        -----------
    Total Liabilities                                     3,933,948
                                                        -----------

Commitments and contingencies

Stockholders' Deficit
Common stock                                                     44
Additional paid in capital                                   40,284
Accumulated deficit                                        (971,381)
                                                        -----------
Total Stockholders' Deficit                                (931,053)
                                                        -----------

    Total Liabilities and Stockholders' Deficit         $ 3,002,895
                                                        ===========

         The accompanying notes should be read in conjunction with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                             2004           2003
                                         ------------    ------------
Operating revenue:
  Agency revenue - net                   $         --    $    515,189
  Direct revenue                           18,343,972      11,839,827
                                         ------------    ------------
      Total operating revenue              18,343,972      12,355,016
                                         ------------    ------------

Direct operating expenses                  11,662,030       6,257,238
                                         ------------    ------------

Gross profit                                6,681,942       6,097,778
                                         ------------    ------------

Indirect operating expenses:
  Selling                                     355,112         232,469
  General and administrative                7,247,424       6,082,269
                                         ------------    ------------
    Total indirect operating expenses       7,602,536       6,314,738
                                         ------------    ------------

Loss from continuing operations before
    other income (expense)                   (920,594)       (216,960)
                                         ------------    ------------

Other income (expense)
  Interest income                               1,694           3,716
  Interest expense                           (213,009)       (109,185)
  Management fee                                7,695         159,000
  Rental income                                74,002          25,900
  Commission income                             2,714          10,981
  Gain on sale of asset                        25,300           3,500
  Other income                                169,836         223,362
                                         ------------    ------------
    Total other income (expense)               68,232         317,274
                                         ------------    ------------
Net income (loss)                        $   (852,362)   $    100,314
                                         ============    ============

          The accompanying notes should be read in conjunction with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                   Cargo Connection Logistics         Mid-Coast Management, Inc.      Additional                       Total
                       Corp. Common Stock                   Common Stock                Paid-In      Accumulated    Stockholders'
                     Shares           Amount           Shares          Amount           Capital        Deficit         Deficit
                 --------------   --------------   --------------   --------------   ------------   ------------    ------------
Balance at
December 31,
2002                        400   $            4            4,000   $           40   $      4,056   $   (219,333)   $   (215,233)

Forgiveness of
accrued
expenses due
to certain
executives                                                                                 36,228                         36,228

Net income for
the year
ended
December 31,
2003                         --               --               --               --             --        100,314         100,314
                 --------------   --------------   --------------   --------------   ------------   ------------    ------------
Balance at
December 31,
2003                        400                4            4,000               40         40,284       (119,019)        (78,691)

Net loss for
the year
ended
December 31,
2004                         --               --               --               --             --       (852,362)       (852,362)
                 --------------   --------------   --------------   --------------   ------------   ------------    ------------
Balance at
December 31,
2004                        400   $            4            4,000   $           40   $     40,284   $   (971,381)   $   (931,053)
                 ==============   ==============   ==============   ==============   ============   ============    ============

          The accompanying notes should be read in conjunction with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                              2004          2003
                                                            ---------    ---------
Cash flows from operating activities:
  Net income (loss)                                         $(852,362)   $ 100,314
Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
    Depreciation and amortization                             263,939      219,021
    Bad debt expense                                          525,000      105,700
    Deferred rent                                              (8,882)     (46,856)
Changes in operating assets and liabilities:
    Decrease (increase) in escrow held by factor               41,023     (401,176)
    Increase in accounts receivable                          (545,850)    (172,021)
    Decrease in due from carrier, net of advances                  --      241,542
    Decrease (increase) in due from factor                    208,637     (452,684)
    Increase in prepaid expenses                             (127,533)     (56,989)
    Decrease in other receivables                                  --        7,355
    Increase in due from others                                (4,651)      (2,589)
    Increase in accounts payable and accrued expenses         486,795      553,238
    Increase in note payable - factor                         428,534           --
    Decrease in customer loan payable                              --      (80,000)
    Decrease in customer deposits                            (320,850)          --
    Increase in security deposits and escrowed funds           11,011       24,036
    Decrease in income taxes payable                           (5,400)      (6,673)
                                                            ---------    ---------

Net cash provided by operating activities                      99,411       32,218
                                                            ---------    ---------

Cash flows from investing activities Repayments of
      security deposits                                        98,262       71,230
Purchase of property and equipment                           (147,465)     (91,810)
                                                            ---------    ---------

Net cash used in investing activities                         (49,203)     (20,580)
                                                            ---------    ---------

Cash flows from financing activities Advances to officers      (7,700)     (21,924)
Amounts received from officers                                 63,039          170
Advances to related parties                                        --      (48,432)
Amounts received from related parties                         156,168       52,483
Proceeds from notes payable                                    60,000       90,200
Principal payments on notes payable                          (373,604)    (106,291)
Principal payments on capital leases payable                  (85,198)    (104,842)
                                                            ---------    ---------

Net cash used in financing activities                        (187,295)    (138,636)
                                                            ---------    ---------
Net decrease in cash                                         (137,087)    (126,998)

Cash, beginning of year                                       232,717      359,715
                                                            ---------    ---------

Cash, end of year                                           $  95,630    $ 232,717
                                                            ==========   =========

          The accompanying notes should be read in conjunction with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (Continued)

Supplemental disclosure of cash flow information:

                                                                   2004        2003
                                                               ------------   --------
Cash paid during the year for:
  Interest                                                     $    201,061   $ 95,959
                                                               ============   ========
  Income taxes                                                 $         --   $     --
                                                               ============   ========
Supplemental schedule of non-cash investing activities:

  Acquisition of equipment through capital lease obligations   $     50,985   $102,696
                                                               ============   ========
  Acquisition of equipment through notes payable               $     57,200   $304,945
                                                               ============   ========
  Conversion of accounts payable to notes payable              $         --   $256,843
                                                               ============   ========
  Forgiveness of accrued expenses to certain executives        $         --   $ 36,228
                                                               ============   ========

          The accompanying notes should be read in conjunction with the combined financial statements.

             CARGO CONNECTION LOGISTICS HOLDING, INC. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of combination

The accompanying combined financial statements include the accounts of Cargo Connection Logistics Corp. ("Cargo"), and Mid-Coast Management, Inc. ("Mid-Coast"), (collectively, the "Companies") for the year ended December 31, 2004 and 2003. All significant intercompany transactions and balances have been eliminated in combination.

Principal business activity

The Companies listed below are engaged in the transportation and logistics business on a nationwide basis. Each company is involved in a different aspect of the industry as described.
Cargo

Cargo was incorporated in the State of Delaware on February 20, 1996. Cargo is a third party logistics provider. Cargo specializes in transporting small and large shipments throughout North America through its transportation network. Cargo provides domestic logistics services for both domestic and international freight of all kinds. The focus of Cargo is to reduce the time that merchandise runs through the supply chain. The service provided is through the use of Cargo's Container Freight Station Operations and Cargo's Truck Network. Cargo's headquarters is located in Inwood, NY. Cargo also has stations in Atlanta, GA; Charlotte, NC; Chicago, IL; Columbus, OH; Inwood, NY; Miami, FL and Pittsburgh, PA.

Mid-Coast

Mid-Coast was incorporated in the State of Illinois on December 28, 1994. Mid-Coast is a nationwide logistics service provider engaged in receiving customers' goods, warehousing such goods, and while awaiting for or after clearance through United States Customs, coordinating the breakdown and sorting or the consolidation of customers' goods, and arranging for the shipments of those goods within the United States. Mid-Coast has facilities in New York, Ohio, and Illinois.

Cash, concentration of credit risk

The Companies maintain cash in bank accounts, which, at times, may exceed Federal Deposit Insurance Corporation insured limits. The Companies have not experienced any losses on these accounts, and believes that such risk in minimal.

Accounts receivable

The Companies utilize the allowance method for recognizing the collectibility of its accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the facts surrounding these accounts.

Property and equipment and depreciation and amortization

Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the office equipment, trucks, machinery and equipment, and furniture and fixtures are five years. Computer equipment and software is depreciated over three years and leasehold improvements are depreciated over the remaining life of the leases.

Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Companies assess the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts.

Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

Revenue recognition

Cargo recognizes all revenues based upon delivery of the goods at their final destination. Mid-Coast recognizes revenue upon the completion of services. Agency revenue is recorded on a net basis in accordance with the agency agreements which Cargo has with certain carriers. Agency revenue-net reflects gross trucking revenues, net of direct expenses paid by the carrier on behalf of the Companies, including the carrier's fees. Expenses for direct use of the Companies' trucks used in agency transactions are not netted against revenues and are included in direct operating expenses. Non-agency revenue generated directly by the Companies is recorded on a gross basis. Costs related to such revenue are included in direct operating expenses.

Income taxes

The Companies, with the consent of their shareholders, has elected under the Subchapter S provisions of the Internal Revenue Code and various tax laws to be treated as an "S" Corporation. Accordingly, there is no provision for Federal and State income taxes for the Companies, other than minimum taxes due and income tax on those local taxing authorities that do not recognize "S" Corporation status, for the years ended December 31, 2004 and 2003 because such liability is the responsibility of the individual shareholders.

Effective with the business combination as described in Note 11, the Companies' "S" corporate elections are revoked and will be considered corporations of a consolidated group subject to Federal, State and Local Corporate taxes. On a prospective basis, the companies expect to have an effective income tax rate of approximately 40%.

Estimated liability for insurance claims

The Companies maintain automobile, general, cargo, and workers' compensation claim liability insurance coverage's under both deductible and retrospective rating policies. In the month claims are reported, the Companies estimate and establish any potential liabilities, if they exist, for its share of ultimate settlements using all available information, coupled with the Companies' history of such claims. Claim estimates are adjusted when additional information becomes available. The recorded expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims that have not been fully resolved. However, final settlement of these claims could differ from the amounts the Companies have accrued at year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value disclosure at December 31, 2004 and 2003

The carrying value for cash, receivables, and accounts payable approximate their fair values due to the immediate or short-term maturities of these financial instruments. The carrying amounts of the Companies' long-term debt also approximate fair values based on current rates for similar debt.

NOTE 2 - GOING CONCERN

The Companies occurred a net loss in the year ended December 31, 2004, and has had working capital deficiency in prior years. The Companies have devoted substantially all of their efforts to increasing revenues, achieving profitability, and obtaining long-term financing and raising equity. See subsequent event footnote with regard to financing.

The Companies' combined financial statements have been prepared on the assumption that the Companies will continue as a going concern. Management is seeking various types of additional funding such as issuance of additional common or preferred stock, additional lines of credit, or issuance of subordinated debentures or other forms of debt will be pursued. The funding should alleviate the Companies' working capital deficiency and increase profitability. However, it is not possible to predict the success of management's efforts to achieve profitability. Also, there can be no assurance that additional funding will be available when needed or, if available, that its terms will be favorable or acceptable.

If the additional financing or arrangements cannot be obtained, the Companies would be materially and adversely affected and there would be substantial doubt about the Companies' ability to continue as a going concern. The combined financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Companies become unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supersedes APB 25, "Accounting for Stock Issued to Employees". Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. In addition, SFAS No. 123R will cause unrecognized expense related to options vesting after the date of initial adoption to be recognized as a charge to results of operations over the remaining vesting period. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005, which is third quarter 2005 for calendar year companies, although early adoption is allowed. However, on April 14, 2005, the Securities and Exchange Commission (SEC) announced that the effective date of SFAS 123R will be suspended until January 1, 2006, for calendar year companies. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued FSP FAS No. 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004" ("FSP FAS No. 109-1"). This statement requires the qualified production activities deduction as defined in the American Jobs Creation Act of 2004 (the "Jobs Act") to be accounted for as a special deduction in accordance with SFAS No. 109, "Accounting for Income Taxes." The statement also requires that the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and when assessing whether a valuation allowance is necessary. FSP FAS No. 109-1 was effective upon issuance. In accordance with the Jobs Act, determination of the qualified production activities deduction is not required until 2005, however, due to Fresh Start reporting, THE COMPANY is required to adopt FSP FAS No. 109-1 as a Fresh Start adjustment on December 21, 2004. Due to the projected tax losses for the next few years, management does not believe that this statement will have a material effect on the Company's results of operations, financial condition and liquidity.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets--an amendment of APB Opinion No. 29." This Statement amended APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs".

This Statement amends the guidance in ARB No. 43, Chapter 4,

"Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 4 - FACTORING FACILITY

In September 2003 Cargo entered into an agreement with Accord Financial, Inc. ("Accord"), a financial services company whereby Accord would provide an accounts receivable factoring facility by purchasing certain accounts receivable and extending credit with a maximum borrowing amount of $2,000,000. The contract is annual in nature, automatically renewing annually unless Cargo provides thirty (30) days cancellation notice. The agreement provides that Accord will purchase up to 90% of eligible accounts receivable of Cargo minus a discount of approximately 1.2% and a discretionary reserve (holdback) which is reduced with payments from the debtor.

If an invoice is outstanding over 90 days, Cargo, under recourse provisions, must buy back the invoice from Accord. Cargo must submit a minimum of $1,500,000 of eligible invoices in any calendar quarter.

At December 31, 2004, $244,047 is due from Accord which represents the reserve against submitted invoices. The escrow being held by Accord totaling $360,153 represents funds available to assist Cargo in funding payments to carriers. At December 31, 2004, the total amount advanced by Accord was $1,035,215, which represents the financing of accounts receivables purchased.

Promissory Note

In addition, with the bankruptcy filing of one of Cargo's customers, a Promissory Note was entered into for the repayment of the advances given to Cargo for eligible invoices for that customer. This note was entered into on December 3, 2004 in the amount of $523,412 with an interest rate of eighteen percent (18%). Terms of the note call for five percent (5%) of the eligible and certain accounts receivable not previously sold, collections be applied as payment towards the note and the balance of the note is due in full on June 30, 2006. Cargo expects that through its collection process that this obligation will be fully paid in 2005.

NOTE 5 - PROPERTY AND EQUIPMENT, NET

At December 31, 2004, property and equipment, at cost, consist of the following:

                                        2004
                                     ----------

Trucks and autos                     $  234,192
Computer equipment and software         625,324
Office equipment                        302,780
Leasehold improvements                  130,740
Machinery and equipment                 394,003
Furniture and fixtures                   24,088
                                     ----------
                                      1,711,127
Less: accumulated depreciation and
amortization                          1,031,613
                                     ----------
                                     $  679,514
                                     ==========

NOTE 6 - RELATED PARTY TRANSACTIONS

As of December 31, 2004 the Companies are due $65,953 from related entities not included in these combined financial statements which are controlled by the Companies' stockholders. These receivables are non-interest bearing and do not have formal repayment terms. Management does not anticipate full collection of these amounts within a one-year period.

As of December 31, 2004, the Companies owed $155,230 to related entities not included in these combined financial statements which are controlled by the Companies' stockholders. These amounts are non-interest bearing and do not bear formal repayment terms. Management anticipates repayment of this liability by December 31, 2005.

The Companies rent warehouse space and equipment from related companies. For the years ended December 31, 2004 and 2003, rent expense charged to operations related to these rentals totaled $784,499 and $130,080 respectively. The leases, which contain various options for extending, fully terminate in February, 2014. In addition, management fees received totaling $159,000 in 2003 relate to reimbursement of administrative expenses.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (revised December 2003) requiring certain variable interest entities to be consolidated by the primary beneficiary for financial reporting. The Companies are currently evaluating whether it will be required to consolidate with the variable interest entities for the year ending December 31, 2005.

Employment Agreements

Unpaid compensation has been treated as a capital contribution from the officers in 2003.

NOTE 7 - OBLIGATIONS UNDER CAPITAL LEASES

The Companies lease machinery, equipment and software under various non-cancelable capital leases with a capitalized cost of $907,506, less accumulated depreciation of $457,670. The obligations are due in varying monthly installments of principal and interest totaling $7,619, with interest rates ranging from 12% to 16.1% and mature through September 30, 2008. Certain obligations are guaranteed by the majority stockholders.

As of December 31, 2004, the aggregate future minimum remaining lease payments under these leases are as follows:

Year Ending December 31,
------------------------

2005                                  $ 83,347
2006                                    42,931
2007                                    28,618
2008                                    11,422
                                      --------
    Total                              166,318
Less: amount representing interest      14,137
                                      --------
Net present value of capital lease
obligations                            152,181
Current portion                         75,029
                                      --------
Long-term portion                     $ 77,152
                                      ========

NOTE 8 - NOTES PAYABLE

In March, 2003, Cargo entered into a loan agreement with a vendor in the amount of $100,573 for the purpose of financing the purchase of seven trailers. In July, 2004, Cargo entered into a loan agreement with the same vendor in the amount of $57,200 the purpose of financing the purchase of four trailers. These notes bear interest at a rate of 3.9% per annum and mature on February 2005 and July 2005, respectively. The notes are payable in equal monthly installments of $4,350 and $4,400, respectively and are collateralized by the trailers. As of December 31, 2004, the balances due total $39,536. In April 2005, the agreements were paid in full.

In May, 2003, Cargo entered into a loan agreement with U.S. Small Business Administration ("SBA") whereby the SBA loaned $90,200 for working capital purposes. The loan bears interest at a rate of 4% per annum. The loan matures in 2008, where the balance due approximates $14,000. Monthly installments of $2,664 are due beginning in June, 2005. No payments for interest or principal are required before that date. The note is secured by the personal guarantees of the officers of Cargo and is collateralized by substantially all the assets of Cargo.

In September, 2003, Cargo entered into a note payable for $204,372 which is secured by six tractors. The note bears interest at rate of 8% per annum and is payable in monthly installments of principal and interest totaling $7,489, matures in February 2006 and is collateralized by the tractors. At December 31, 2004, the balance due is $99,784. The note is secured by the personal guarantees of the officers of Cargo.

In December, 2003, Mid-Coast converted $108,256 of accounts payable due to a vendor requiring monthly payments of $10,000 into a note payable maturing February 1, 2005. The note bears no interest and has therefore been discounted utilizing federal applicable rates of 5.01%. At December 31, 2004, the balance due is $22,288.

In March 2004, Mid-Coast entered into a revolving term loan with its financial institution whereby Mid-Coast was granted a $100,000 line of credit. At December 31, 2004, the balance on the line of credit was $60,000 and bears interest at a rate of prime plus 2 1/2% (7.5% at December 31, 2004). Mid-Coast is required to make monthly interest only payments until December 15, 2006, when the line of credit terminates. At that time the remaining balance becomes a note payable with a four year term. The obligation is collateralized by all of the assets of Mid-Coast and guaranteed by all of this company's officers. Mid-Coast expects to fully repay this obligation in 2005 and is being classified as all currently due.

Year Ending December 31,
------------------------

2005                                        $    215,813
2006                                              44,083
2007                                              30,446
2008                                              21,467
2009                                                  --
                                            ------------
                                            $    311,809
                                            ============

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Lease commitments

The Companies have entered into non-cancelable operating leases for offices and warehouse space in several states including Illinois, New York, Ohio, Florida and Georgia. Additionally, the Companies lease equipment and trucks under non-cancelable operating leases.

The leases are subject to escalation for the Companies' proportionate share of increases in real estate taxes and certain other operating expenses. The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2004 are as follows:

                                            Office and        Equipment
                                             Warehouse            and
                                               Space           Trucks
                                            ----------        ---------

2005                                         $ 982,235        $  22,831
2006                                           979,128           22,182
2007                                           970,341           22,182
2008                                           910,266           11,422
2009                                           566.622               --
    Thereafter                                  71,763               --
                                            ----------        ---------
                                            $4,480,355        $  78,617
                                            ==========        =========

Rent expense charged to operations for office and warehouse space for the years ended December 31, 2004 and 2003 amounted to $672,732 and $1,283,824, respectively. Rent expense charged to operations for trucks and equipment for the years ended December 31, 2004 and 2003 amounted to $106,125 and $235,278, respectively. .

Significant customers

For the years ended December 31, 2004 and 2003, the Companies had two customers, which comprised 75% and 85% of operating revenue, respectively.

Litigation

The Companies are party to various legal proceedings, which are generally incidental to their business. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the combined financial statements of the Companies.

NOTE 10 - COMMON STOCK

Common stock at December 31, 2004 and 2003 consists of:

Cargo Connection Logistics Corp. -  $.01 par value;
    1,000 shares authorized;
    400 shares issued and outstanding                             $   4

Mid-Coast Management, Inc. -  $.01 par value;
    10,000 shares authorized;
    4000 shares issued and outstanding                               40
                                                                  -----
                                                                  $  44

NOTE 11 - SUBSEQUENT EVENTS

Business combination

On May 12, 2005 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") between ChampionLyte Holdings, Inc. (Champion), and the Companies, Champion purchased all of the outstanding shares of the Companies for a total of 70% of the issued and outstanding shares of Champion's common stock to be accounted for as a reverse merger. For accounting purposes, the Companies are deemed to have been the accounting acquirer in the merger. Although Championlyte was the legal survivor in the merger and remains the registrant with the Securities and Exchange Commission, under accounting principles generally accepted in the United States, the merger was accounted for as a reverse acquisition, whereby the Companies was considered the "acquirer" of Championlyte for financial reporting purposes as the Companies had all significant operations and its stockholders controlled more than 50% of the post transaction combined company. Among other matters, reverse merger accounting requires Championlyte to present in all financial statements and other public information filings, prior historical and other information of the Companies, and a retroactive restatement of the Companies historical shareholders investment for the equivalent number of shares of common stock received in the merger. Accordingly, the consolidated and combined financial statements will present the results of operations of the Companies and reflect the acquisition of Championlyte under the purchase method of accounting. Subsequent to January 1, 2005, the operations of the Company reflect the consolidated and combined operations of the former Championlyte and the companies.

Concurrently, as part of the transaction, Champion issued a $1,000,000 secured convertible debenture with a 10% interest rate to an investor. The debenture is convertible into common shares of the Champion at a conversion price of $0.01 per share. Champion simultaneously issued to the Investor a Warrant to purchase 250,000 shares of the Champion's common stock at an exercise price of $0.001. In twelve (12) months from the closing date, the Companies will own a total of eighty (80%) percent of the outstanding shares of Champion at such time. The acquisition was approved by the unanimous consent of Champion's Board of Directors on May 12, 2005.

Name Change

Effective May 23, 2005 the name ChampionLyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. to better reflect the focus of the entity.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Cargo Connection except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                 -----------------------

This prospectus does not constitute an offer to                                  ---------------------
sell, or a solicitation of an offer to buy any
securities:                                                                            PROSPECTUS

   []  except the common stock offered by this                                   ---------------------
       prospectus;

   [] in any jurisdiction in which the offer or solicitation is not authorized;

   []  in any jurisdiction where the dealer or other                    4,002,000,000 shares of Common Stock
       salesperson is not qualified to make the offer
       or solicitation;

   []  to any person to whom it is unlawful to make the                      CARGO CONNECTION LOGISTICS
       offer or solicitation; or                                                   HOLDINGS, INC.

   [] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying                                February __, 2006
sale does not imply that:

   [] there have been no changes in the affairs of Cargo Connection Logistics Holdings, Inc. after the date of this prospectus; or

   [] the information contained in this prospectus is correct after the date of this prospectus.

               -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not p(articipating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Cargo Connection will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee   $    1,600.00
Printing and Engraving Expenses                       $    2,500.00
Accounting Fees and Expenses                          $   20,000.00
Legal Fees and Expenses                               $   50,000.00
Miscellaneous                                         $   10,900.00

TOTAL                                                 $   85,000.00

ITEM 26. SALES OF UNREGISTERED SECURITIES

      During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

      On April 10, 2002, we issued 12,500 shares of our common stock to Marty Cohen based upon the exercise of stock options. The issuance was valued at $.01 per share or $125. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 6, 2002, we issued 33,000 shares of our common stock to Don Blaustein based upon the exercise of stock options. The issuance was valued at $.10 per share or $3,300. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On February 5, 2003, we issued 50,000 shares of our common stock to BevSystems International, Inc. pursuant to a strategic marketing agreement entered into in January 2003. The issuance was valued at $0.11 per share or $5,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On April 1, 2003, we issued 570,683 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 19, 2003, we issued a total of 1,500,000 shares to Championlyte Asset Acquisition Corp. pursuant to an Issuance and Exchange Agreement. Championlyte Asset Acquisition Corp. received these shares as consideration for the conversion preferred shares into common shares. The issuance was valued at $0.07 per share or $105,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act 1933.

      On June 19, 2003, we issued 15,000 shares to R&T Sports Marketing Inc. pursuant to a consulting agreement with us to provide professional athletes to act as spokespersons and sponsors for our products. The issuance was valued at $0.23 per share or $3,450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 19, 2003, we issued 50,000 shares to Andre Dawson pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 19, 2003, we issued 50,000 shares to Larry Little pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 19, 2003, we issued 50,000 shares to Alonzo Highsmith pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

      On June 24, 2003, we issued a total of 526,400 shares of our common stock to Knightsbridge Holdings, LLC doing business as Knightsbridge Capital pursuant to an agreement for consulting services dated January 6, 2003 and an amendment to such agreement dated April 7, 2003. The issuance was valued at $0.07 per share or $36,848. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act of 1933.

      On June 24, 2003, we issued a total of 2,000,000 shares of our common stock to Little Cobbler Corp. doing business as Stedman Walker Ltd. pursuant to an agreement for marketing services dated April 2003. The consulting services were for development of a business plan, budgets, capitalization structure and strategic plans. The issuance was valued at $0.08 per share or $160,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued 500,000 shares to Christopher Knapp pursuant to an agreement for consulting and marketing services rendered to us. The issuance was valued at $.16 per share or $80,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued 114,118 shares to Geraldine Cohen in partial settlement of a debt in the amount of $42,224. This issuance was valued at $.37 per share or $42,224. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued a total of 500,000 shares of our common stock to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $0.08 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued a total of 820,000 shares of our common stock to Marshall Kanner pursuant to an agreement for compensation for past and future services rendered. Mr. Kanner assisted us with certain aspects of restructuring including, but not limited to, negotiating our past due accounts payable. The issuance was valued at $0.07 per share or $57,400.

      On June 24, 2003, we issued 200,000 shares of our common stock to Peter Nasca pursuant to an agreement for settlement of obligations owed. The issuance was valued at $0.08 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued 1,000,000 shares to SOS Resources pursuant to an agreement for consulting services rendered for corporate planning and business strategies. The issuance was valued at $0.07 per share or $70,000. Our shares were issued in reliance on the exemptions from registration provided by
Section 4(2) of the Securities Act of 1933.

      On June 24, 2003, we issued 10,000 shares to Ed Donato in lieu of a cash payment for consulting services provided to us. This issuance was valued at $.28 per share or $2,800. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

      On June 24, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On July 18, 2003, we issued 572,093 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and 158,135 shares of this amount represented repayment of $35,000 of such amount. The additional 413,958 shares represented additional shares owed to Ms. Streisfeld. Therefore, the total issuance was valued at $159,187. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On September 15, 2003, we issued 185,185 shares of our common stock to Foster Sports, Inc. for advertising services provided to us. The issuance was valued at $.27 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

      On October 22, 2003, we issued 269,231 shares of our common stock to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On December 29, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On December 29, 2003, we issued 100,000 shares of our common stock to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $ .08 per share or $8,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On December 29, 2003, we issued 20,000 shares of our common stock to Alpine Century Trading Corp. pursuant to an agreement for consulting services. The issuance was valued at $.09 per share or $1,800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On December 29, 2003, we issued 400,000 shares of our common stock to Latitude Assets Investment Corp. pursuant to a promissory note. Latitude Assets Investment Corp. loaned us $135,000. The 400,000 shares represent repayment of the loan equaling $38,571.43. Therefore, the issuance was valued at $38,571.43 or $.096 per share.

      In January 2004, the Company issued 250,000 shares of its common stock in full settlement of amounts owed to a vendor for services previously rendered. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In February 2004, the financial advisory firm exercised their right, under the warrant, to purchase 342,160 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      In February 2004, the Company issued 204,110 shares of its common stock in settlement of amounts due, the Company issued 200,000 shares of its common stock in consideration of its convertible note payable with the investment company, 63,888 shares of its common stock to the President of the Company for compensation, issued 150,000 shares of its common stock as compensation for services provided by its directors, and issued 33,000 shares of its common stock for web design services provided. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In March 2004, Alpha exercised and received 178,571 shares of the Company's common stock related to their convertible note payable. In March 2004, the Company issued 275,000 shares of the Company's common stock to legal counsel and another professional. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In April 2004, the Company issued 100,000 shares of its common stock in full settlement of amounts owed to a former employee for services previously rendered. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In April and May 2004, the Company issued 201,213 shares of its common stock for full settlement of amounts owed to a consultant for services and future services in accordance with a new contract. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In May 2004, the Company issued 200,000 shares of its common stock in accordance with its agreement with a director as an additional incentive to become a director. The term of his directorship is for a 24-month term. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      In May 2004, the Company issued 75,000 shares of its common stock for full settlement of amounts owed to the consultant for services.

      In June 2004, an individual, Joan Ann Forniero, holding a $30,000 convertible promissory note requested that the full note and interest payable of $2,238 be converted into 302,251 shares of common stock in accordance with the notes provisions. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In July 2004, Alpha converted an additional $10,000 of its note for 142,857 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In July 2004, the Company issued 1,000,000 shares of its common stock to its President and CEO in satisfaction of $70,000 of loans to the Company. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      In July 2004, the Company issued 142,857 shares of its common stock to Alpha to convert $10,000 of its convertible notes. The conversion was requested in June 2004. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In August 2004, Cornell Capital Partners holders of convertible promissory notes had $11,831 of its promissory notes converted into 188,686 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In October 2004, Cornell Capital a holder of convertible promissory notes had $10,000 of its promissory notes converted into 214,133 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In December 2004, Cornell, holders of convertible promissory notes, converted $20,000 of its promissory notes into 422,466 shares of our common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In January 2005, the Company issued 747,044 of common stock to Gamma for the conversion of $25,000 of its promissory notes. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In January 2005, Cornell, holders of convertible promissory notes, had $10,000 of its promissory notes converted into 332,226 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In January 2005, Latitude, holders of convertible promissory notes, had $135,000 promissory notes converted into 5,500,000 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. On January 6, 2005, we issued 747,044 shares of our common stock to Gamma Opportunity Capital Partners LP based on the conversion of $25,000 of a convertible promissory note. The issuance was valued at $25,000 or $.033467 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On January 14, 2005, we issued 1,300,000 shares of our common stock to Cervelle Group LLC based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $52,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

      On January 14, 2005, we issued 1,700,000 shares of our common stock to Siani North based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $68,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On January 14, 2005, we issued 1,000,000 shares of our common stock to Triple Crown Consulting based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $40,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On January 14, 2005, we issued 1,500,000 shares of our common stock to Knightsbridge Holdings LLC based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $60,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On January 24, 2005, we issued 332,226 shares of our common stock to Cornell Capital Partners LP based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.03 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      From this point on, the share transactions are based upon CRGO, not CPLY

      On May 18, 2005, we issued a total of 107,580,930 shares of our common stock to four individuals, Jesse Dobrinsky, Scott Goodman, John Udell, and Jay Finkelstein, based on the Stock Purchase Agreement and Share Exchange dated May 12, 2005 between the Company and Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      In May 2005, Triple Crown Consulting, Inc. converted 25,000 shares of the Company's Series IV Convertible Preferred Stock into 10,000,000 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On May 18, 2005, we issued 707,225 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $15,000 of a convertible promissory note. The issuance was valued at $15,000 or $.0212 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On May 31, 2005, we issued 825,206 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $11,000 of a convertible promissory note. The issuance was valued at $11,000 or $.01333 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 14, 2005, we issued an additional 132,018,204 shares of our common stock to four individuals, Jesse Dobrinsky, Scott Goodman, John Udell, and Jay Finkelstein, based on the Stock Purchase Agreement and Share Exchange dated May 12, 2005 between the Company and Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On June 23, 2005, we issued 3,125,000 shares of our common stock to Alpha Capital AG based on the conversion of $50,000 of a convertible promissory note. The issuance was valued at $50,000 or $.016 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On July 18, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock for payment of penalties and interest. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On July 25, 2005, we issued 2,083,333 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0048 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 1, 2005, we issued 42,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 4, 2005 we issued 18,578,083 shares of our common stock to Alpha Capital AG based on the conversion of $75,000 of a convertible promissory note including interest. The issuance was valued at $75,000 or $.0040 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On August 4, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock including interest. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On August 4, 2005, we issued 7,783,084 shares of our common stock to Alpha Capital AG based on the conversion of $30,000 of a convertible promissory note. The issuance was valued at $30,000 or $.003855 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 4, 2005, we issued 399,799 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $2,065.54 of a convertible promissory note. The issuance was valued at $2,065.54 or $.0053 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 16, 2005, we issued 1,500,000 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $18,156 of a convertible promissory note. The issuance was valued at $18,156 or $.0121 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On August 19, 2005, we issued 25,000,000 shares of our common stock to Triplecrown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On September 6, 2005, we issued 546,218 shares of our common stock to Advantage Fund I, Inc. based on the conversion of $6,500 of a convertible promissory note. The issuance was valued at $6,500 or $.0119 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On September 6, 2005, we issued 546,218 shares of our common stock to Advantage Capital Development Corp. based on the conversion of $6,500 of a convertible promissory note. The issuance was valued at $6,500 or $.0119 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On September 14, 2005, we issued 1,818,182 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $20,000 of a convertible promissory note. The issuance was valued at $20,000 or $.0110 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On September 14, 2005, we issued 25,000,000 shares of our common stock to Triplecrown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

      On October 3, 2005, we issued 2,702,702 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $20,000 of a convertible promissory note. The issuance was valued at 20,000 or $.0074 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On November 7, 2005, we issued 3,681,908 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $25,957 of a convertible promissory note. The issuance was valued at $25,957 or $.0070 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On November 15, 2005, we issued 736,382 shares of our common stock to Montgomery Equity Partners, Inc. as consideration for damages incurred for failure to issue shares pursuant to a convertible promissory note in a timely manner. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On November 21, 2005, we issued 5,244,707 shares of our common stock to Alpha Capital AG based on the conversion of $25,000 of a convertible promissory note. The issuance was valued at $25,000 or $.0048 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On January 6, 2006, we issued 4,566,210 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0022 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On January 9, 2006, we issued 2,705,628 shares of our common stock to Advantage Capital Development Corp based on the conversion of $5,000 of a convertible promissory note. The issuance was valued at $5,000 or $.0018 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

      On January 11, 2006, we issued 4,032,258 shares of our common stock to Advantage Fund I, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0025 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

      On January 26, 2006, we issued 3,436,426 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0029 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

EXHIBITS

EXHIBIT    DESCRIPTION
-------    ---------------------------------------------------------------------

4.1(1)     Company 2005 Stock Incentive Plan

10.1(2) Stock Purchase Agreement and Share Exchange by and among Championlyte Holdings, Inc., the Company and Mid-Coast Management, Inc. effective May 10, 2005

10.2(3) Securities Purchase Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.3(3) Secured Convertible Debenture in the amount of $1,750,000 dated December 28, 2005

10.4(3) Investor Registration Rights Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.5(3)    Warrant for 2,000,000 shares dated December 28, 2005

10.6(3) Security Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.7(3) Escrow Agreement dated December 28, 2005, by and among the Company, Montgomery Equity Partners, Ltd. and David Gonzalez, Esq.

10.8(3) Subsidiary Security Agreement dated December 28, 2005, by and among the Company, Mid-Coast Management, Inc. and Montgomery Equity Partners, Ltd.

10.9(4) Agreement of Lease, dated March 10, 2001, by and between CDI Management, Inc. and Cargo Connection Logistics Corp.

10.10(4) Commercial Lease Contract, dated October 22, 2003, by and between M.D. Hodges Enterprises, Inc. and Cargo Connection Logistics Corp.

10.11(4) Lease, dated October 12, 2004, by and between Ralston Industries, Inc. and Mid-coast Management, Inc.

10.12(4) Agreement of Lease, dated February 16, 2004, by and between CDI Management, Inc. and Mid-coast Management, Inc.

10.13(4) Industrial Multi-Tenant Lease, dated September 30, 2004, by and between AMB HTD-Beacon Centre, LLC and Cargo Connection Logistics Corp.

10.14(4) Commercial Lease Agreement, dated January 31, 2005, by and between MP Cargo ORD Property, LLC and Underwing International, LLC

14.1       Code of Ethics

23.1       Consent of Friedman, LLP

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 2005
(2) Incorporated by reference to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2005
(3) Incorporated by reference to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2006
(4)   Provided herewith.

                       [REMAINDER OF INDEX TO BE COMPILED]

ITEM 28.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February __, 2006.

Date: February __, 2006             CARGO CONNECTION LOGISTICS HOLDINGS, INC.

                                    By:      /s/ Jesse Dobrinsky
                                             -----------------------------------
                                    Name:    Jesse Dobrinsky
                                    Title:   President, Chief Executive
                                             Officer and Director


                                    By:      /s/ Scott Goodman
                                             -----------------------------------
                                    Name:    Scott Goodman
                                    Title:   Chief Financial Officer, Principal
                                             Accounting Officer, Chief Operating
                                             Officer and Director


      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                         Title                                               Date
---------------------------       ----------------------------------------------      -----------------

/s/ Jesse Dobrinsky.              President, Chief Executive Officer and              February __, 2006
---------------------------
Jesse Dobrinsky                   Director


/s/ Scott Goodman                 Chief Financial Officer, Principal Accounting       February __, 2006
---------------------------
Scott Goodman                     Officer, Chief Operating Officer and Director

                                      A1-1

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

      The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") [authorizes] the maximum number of shares outstanding at any time shall be [five billion (5,000,000,000) shares] of Common Stock with no preemptive rights, $0.001 par value. On December 19, 2005, the Board of Directors approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock [from 750,000,000 to 5,000,000,000]. On December 19, 2005, the holder of the proxy for a majority of the outstanding shares of Common Stock approved the amendment by written consent.

      The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 4,250,000,000 additional shares of Common Stock. The Board of Directors believes that it is prudent to have the new class of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

      The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                          EFFECTIVE DATE OF AMENDMENTS

      Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January 26, 2006.

By Order of the Board of Directors

/s/ Jesse Dobrinsky
---------------------------------------------
Jesse Dobrinsky
President, Chief Executive Officer & Director

                                    EXHIBIT A


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                    CARGO CONNECTION LOGISTICS HOLDING, INC.


      Pursuant to the provision of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to the articles of incorporation:

      FIRST: Amendment adopted (indicate articles number being amended, added or deleted)

      PARAGRAPH 1 OF ARTICLE IV, CAPITAL STOCK IS AMENDED TO READ AS FOLLOWS:

            The Corporation is authorized to issue up to 5,002,000,000 shares of capital stock of which 5,000,000,000 shall be designated as "Common Stock", each shares of which shall have the par value of $0.001 and 2,000,000 which shall be designated as "Preferred Stock", each of which shall have the par value of $1.00, except for 8,500 which shall have par value of $.001.

      SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment itself, are as follows:

      THIRD: The date of each amendment's adoption: December 19, 2005

      FOURTH: Adoption of Amendment:

      |_| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

      |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes case for the amendment(s) was/were sufficient for approval by __________________________." Voting group

      |_| The amendment(s) was/were adopted by the Board of Directors without shareholders action and shareholder action was not required.

      |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 19th day of December, 2005

Signature:  /s/ Jesse Dobrinsky
            ------------------------
            Jesse Dobrinsky

(By the Chairman or Vice Chairman of the Board of Directors,
President or other officer if adopted by the shareholders)

OR

(By a director if adopted by the directors)

OR

(By an incorporator of adopted by the incorporators)

            JESSE DOBRINSKY
            ------------------------
            Typed or printed name

            PRESIDENT
            ------------------------
            Title

                                      A-2